                                  THIRD AMENDED
                                       AND
                             RESTATED LOAN AGREEMENT

                                   dated as of
                                  May 19, 1998

                                  by and among

                                  AMSURG CORP.

                                       and

                         SUNTRUST BANK, NASHVILLE, N.A.
                             as Agent and as Lender

                                TABLE OF CONTENTS

                                                                                                               Page


Article I. Definitions..........................................................................................  1

Article II. The Loans........................................................................................... 10
         Section 2.01 The Revolving Credit Notes................................................................ 10
         Section 2.02 Advances Under the Revolving Credit Notes................................................. 10
         Section 2.03 Borrowing Procedure....................................................................... 11
         Section 2.04 Minimum Advance Amounts................................................................... 11
         Section 2.05 Required Payments......................................................................... 11
         Section 2.06 Applicable Interest Rate.................................................................. 11
         Section 2.07 Participation............................................................................. 15
         Section 2.08 Use of Proceeds........................................................................... 15
         Section 2.09 Payments to Principal Office; Debit Authority............................................. 15
         Section 2.10 Letters of Credit......................................................................... 15
         Section 2.11 Right of Offset, Etc...................................................................... 16
         Section 2.12 Usury..................................................................................... 17

Article III. Collateral......................................................................................... 17
         Section 3.01 Collateral................................................................................ 17
         Section 3.02 Guarantees................................................................................ 17

Article IV. Representations and Warranties...................................................................... 18
         Section 4.01 Corporate Existence....................................................................... 18
         Section 4.02 Corporate Power and Authorization......................................................... 18
         Section 4.03 Binding Obligations....................................................................... 18
         Section 4.04 No Legal Bar or Resultant Lien............................................................ 18
         Section 4.05 No Consent................................................................................ 18
         Section 4.06 Financial Condition....................................................................... 19
         Section 4.07 Investments, Advances, and Guaranties..................................................... 19
         Section 4.08 Liabilities and Litigation................................................................ 19
         Section 4.09 Taxes; Governmental Charges............................................................... 19
         Section 4.10 Title, Etc................................................................................ 19
         Section 4.11 No Default................................................................................ 20
         Section 4.12 Casualties; Taking of Properties, Etc..................................................... 20
         Section 4.13 Regulation U.............................................................................. 20
         Section 4.14 Compliance with Laws, Etc................................................................. 20
         Section 4.15 ERISA..................................................................................... 21
         Section 4.16 Subsidiaries, Etc......................................................................... 21
         Section 4.17 No Material Misstatements................................................................. 21
         Section 4.18 Investment Company Act.................................................................... 21
         Section 4.19 Use of Proceeds; Purpose of the Credit.................................................... 21

         Section 4.20 Personal Holding Company; Subchapter S.................................................... 21
         Section 4.21 Solvency.................................................................................. 21
         Section 4.22 Capital................................................................................... 22

Article V. Conditions of Lending................................................................................ 22
         Section 5.01 Initial Conditions........................................................................ 22
         Section 5.02 Conditions Prior to Funding............................................................... 23
         Section 5.03 All Borrowings............................................................................ 23

Article VI. Affirmative Covenants............................................................................... 24
         Section 6.01 Financial Statements and Reports.......................................................... 24
         Section 6.02 Taxes and Other Liens..................................................................... 25
         Section 6.03 Maintenance............................................................................... 25
         Section 6.04 Further Assurances........................................................................ 26
         Section 6.05 Performance of Obligations................................................................ 26
         Section 6.06 Insurance................................................................................. 26
         Section 6.07 Accounts and Records...................................................................... 26
         Section 6.08 Right of Inspection....................................................................... 26
         Section 6.09 Notice of Certain Events.................................................................. 27
         Section 6.10 ERISA Information and Compliance.......................................................... 27
         Section 6.11 Management................................................................................ 27
         Section 6.12 Reports, Etc.............................................................................. 27
         Section 6.13 Calculations.............................................................................. 27
         Section 6.14 Partnership Notes and LLC Notes, Etc...................................................... 28
         Section 6.15 Additional Guarantees..................................................................... 28

Article VII. Negative Covenants................................................................................. 28
         Section 7.01 Debts, Guaranties, and Other Obligations.................................................. 28
         Section 7.02 Liens..................................................................................... 29
         Section 7.03 Investments, Loans, and Advances.......................................................... 29
         Section 7.04 Dividends, Distributions, and Redemptions; Issuance of Stock.............................. 29
         Section 7.05 Nature of Business........................................................................ 30
         Section 7.06 Mergers, Etc.............................................................................. 30
         Section 7.07 Proceeds of Loan.......................................................................... 30
         Section 7.08 Sale or Discount of Receivables........................................................... 30
         Section 7.09 Disposition of Assets..................................................................... 30
         Section 7.10 Partnership Notes or LLC Notes............................................................ 30
         Section 7.11 Financial Covenants....................................................................... 30
         Section 7.12 Inconsistent Agreements................................................................... 31
         Section 7.13 Restrictions on Physician Practice Acquisitions........................................... 31
         Section 7.14 Acquisitions.............................................................................. 32

Article VIII. Events of Default................................................................................. 33
         Section 8.01 Events of Default......................................................................... 33


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

         Section 8.02 Remedies.................................................................................. 35
         Section 8.03 Right of Set-off.......................................................................... 35
         Section 8.04 Default Conditions........................................................................ 35

Article IX. General Provisions.................................................................................. 36
         Section 9.01 Notices................................................................................... 36
         Section 9.02 Deviation from Covenants.................................................................. 37
         Section 9.03 Invalidity................................................................................ 37
         Section 9.04 Survival of Agreements.................................................................... 37
         Section 9.05 Successors and Assigns.................................................................... 37
         Section 9.06 Renewal, Extension, or Rearrangement...................................................... 38
         Section 9.07 Waivers................................................................................... 38
         Section 9.08 Cumulative Rights......................................................................... 38
         Section 9.09 Construction.............................................................................. 38
         Section 9.10 Nature of Commitment...................................................................... 38
         Section 9.11 Disclosures............................................................................... 38
         Section 9.12 Governance; Exhibits...................................................................... 39
         Section 9.13 Titles of Articles, Sections, and Subsections............................................. 39
         Section 9.14 Time of Essence........................................................................... 39
         Section 9.15 Remedies.................................................................................. 39
         Section 9.16 Application of Prepayments................................................................ 39
         Section 9.17 Computations; Accounting Principles....................................................... 39
         Section 9.18 Costs, Expenses, and Taxes................................................................ 39
         Section 9.19 Distribution of Information............................................................... 40
         Section 9.20 Entire Agreement; No Oral Representations Limiting Enforcement............................ 40
         Section 9.21 Amendments................................................................................ 40
         Section 9.22 Non-Use Fee............................................................................... 40
         Section 9.23 Commitment Fee............................................................................ 40

Article X. Jury Waiver.......................................................................................... 41
         Section 10.01 Jury Waiver.............................................................................. 41

Article XI. The Agent........................................................................................... 41
         Section 11.01 Appointment of Agent..................................................................... 41
         Section 11.02 Authorization of Agent with Respect to the Loan Documents................................ 41
         Section 11.03 Agent's Duties Limited; No Fiduciary Duty................................................ 43
         SECTION 11.04 NO RELIANCE ON THE AGENT................................................................. 43
         Section 11.05 Certain Rights of Agent.................................................................. 44
         Section 11.06 Reliance by Agent........................................................................ 44
         Section 11.07 Indemnification of Agent................................................................. 44
         Section 11.08 The Agent in its Individual Capacity..................................................... 45
         Section 11.09 Successor Agent.......................................................................... 45
         Section 11.10 Notice of Default or Event of Default.................................................... 46
         Section 11.11 Sharing of Payments, etc................................................................. 46
         Section 11.12 Separate Liens on Collateral............................................................. 46
         Section 11.13 Payments Between Agent and Lenders....................................................... 46
         Section 11.14 Independent Agreements................................................................... 46
         Section 11.15 Limitation on Lenders.................................................................... 46

INDEX OF EXHIBITS............................................................................................... 48

                    THIRD AMENDED AND RESTATED LOAN AGREEMENT


         ENTERED INTO by and among AMSURG CORP. a Tennessee corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A., AGENT for the Lenders defined herein ("Agent"), SUNTRUST BANK, NASHVILLE, N.A., a national bank ("STB"), and NATIONSBANK OF TENNESSEE, N.A., a national bank ("NBT") (herein STB and NBT shall be referred to as "Lenders"), as of this 19th day of May, 1998.

                                    RECITALS:

         1. Borrower and STB entered into an Amended and Restated Loan Agreement dated as of June 25, 1996, as amended and restated by a Second Amended and Restated Loan Agreement dated April 15, 1997, as amended by a First Amendment to Second Amended and Restated Loan Agreement dated May 5, 1997, a Second Amendment to Second Amended and Restated Loan Agreement dated September 2, 1997, and a Third Amendment to Second Amended and Restated Loan Agreement (herein the Second Amended and Restated Loan Agreement, as amended, shall be referred to as the "Loan Agreement").

         2. The Borrower further desires that the Lenders increase the credit available to Borrower, and the Borrower, the Agent, and the Lenders desire to amend and restate the terms of the Loan Agreement, as provided herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree that the Loan Agreement is amended and restated as follows:

Article I. Definitions

         As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

         The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

         All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

         All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

         All references herein to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

         "Acquisition" means the acquisition by Borrower of a majority ownership interest in any existing ambulatory surgery center(s) through the formation of a Partnership or LLC with a physician or group of physicians.

         "Acquisition Approval Letter" means a letter executed by Borrower, Agent, and Lenders pursuant to Section 7.14(b) in the form of Exhibit H.

         "Acquisition Informational Package" means information delivered by Borrower to Agent and Lenders pursuant to Section 7.14 as set forth on Exhibit I hereto.

         "Acquisition Pro-Forma" means a pro-forma statement in the form of and containing the information shown on Exhibit J hereto.

         "Agent" shall mean SunTrust Bank, Nashville, N.A., Agent or any successor appointed pursuant to Article XI herein.

         "Advance" or "Advances" means any and all extensions of credit made pursuant to this Agreement and shall include, without limitation, any and all advances under the Revolving Credit Notes and amounts evidenced by any Letter of Credit.

         "Agreement" means this Loan Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

         "Applicable Interest Rate" means either the Base Rate or the LIBOR Based Rate as applicable.

         "Applicable Margin" means the number of basis points per annum determined on the Determination Date in accordance with the table set forth below for the purpose of calculating the Unused Fee and the LIBOR Based Rate; provided that if the Borrower has not provided to Agent its Compliance Report for the most recently ended Fiscal Quarter as required by Section 6.01(c) herein, the Applicable Margin shall be 225 basis points per annum for the LIBOR Based Rate and 40 basis points per annum for the Unused Fee.

================================================================================
RATIO OF DEBT TO EBITDA            LIBOR BASED RATE     UNUSED FEE
================================================================================
> 3.0 to 1.0                       225 basis points     40 basis points
--------------------------------------------------------------------------------
> 2.5 to 1.0 and < 3.0 to 1.0      200 basis points     40 basis points
-
--------------------------------------------------------------------------------
> 2.0 to 1.0 and < 2.5 to 1.0      175 basis points     32 1/2 basis points
-
--------------------------------------------------------------------------------
> 1.5 to 1.0 and < 2.0 to 1.0      150 basis points     25 basis points
-
--------------------------------------------------------------------------------
> 1.0 to 1.0 and < 1.5 to 1.0      125 basis points     20 basis points
-
--------------------------------------------------------------------------------
< 1.0 to 1.0                       100 basis points     15 basis points
================================================================================

         "Base Rate" means the rate of interest established from time to time and announced by STB as its "base rate," such rate being an interest rate used as an index for establishing interest rates on loans.

         "Borrower" means AmSurg Corp., a Tennessee corporation and any successors thereto, including without limitation, any trustee or receiver in bankruptcy, in reorganization, or in similar proceedings.

         "Borrowing Request" means that certain written request presented by Borrower to Agent in connection with a request for an Advance, which Borrowing Request shall be in the form of Exhibit B hereto.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

         "Capitalization" means Borrower's total consolidated Debt plus an amount equal to Borrower's Consolidated Net Worth.

         "Change of Control" means the occurrence of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or (ii) individuals who at the beginning of this Agreement were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors of Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors.

         "Closing" means the time and place of the execution and/or delivery of the Loan Documents.

         "Closing Date" means the 19th day of May, 1998 or at such other date as the parties elect.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means any and all collateral securing the Indebtedness, as described in Article III hereof.

         "Compliance Report" has the same meaning set forth in Section 6.01(c) herein.

         "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to Agent's and Lenders' being obligated to fund any Advance, including, but not limited to, those matters described in
Article V hereof.

         "Consolidated Debt" means the Debt of Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated Net Income" means, for any period, the net income on a consolidated basis of Borrower, its Subsidiaries, the Partnerships, the LLC's, and any other Persons that prepare financial statements on a consolidated basis under Borrower for such period, determined in accordance with GAAP.

         "Consolidated Statements" means Financial Statements of the Borrower on a consolidated basis.

         "Consolidated Net Worth" means (a) the aggregate amount of all assets of the Borrower (determined on a consolidated basis) as may properly be classified as such, less (b) the aggregate amount (as determined on a consolidated basis) of (i) all current liabilities of the Borrower, (ii) all deferred taxes of the Borrower, (iii) all long term debt of Borrower, and (iv) Minority Interest.

         "Contingent Liabilities" means all contingent liabilities required to be disclosed on the consolidated Financial Statements of the Borrower, its Subsidiaries, the Partnerships, the LLC's in accordance with GAAP as in effect from time to time, including statement #5 of the Financial Accounting Standards Board and any successor thereto.

         "Conversion Date" means the date that interest on the outstanding principal balance of any Advance is converted from the Base Rate to the LIBOR Based Rate.

         "Debt" means, with respect to any Person, all obligations of such Person, contingent or otherwise, which in accordance with GAAP would be classified on a balance sheet of such Person as liabilities of such Person, but in any event including (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Person and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by such Person, (b) all indebtedness and other similar monetary obligations of such Person, (c) all guaranties, obligations in respect of letters of credit, endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of Debt of others and other contingent obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others, (d) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt and (e) all obligations of such Person under capital leases.

         "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof.

         "Default Conditions" or "Default Condition" means the occurrence of any of the events specified in Section 8.04 hereof.

         "Determination Date" means that date which is five (5) Business Days subsequent to Agent's receipt of the Borrower's most recent consolidated Financial Statements and most recent quarterly calculations of Borrower's ratio of EBITDA to Consolidated Debt.

         "Development Costs" means the total amount of all costs and expenses (excluding soft costs and fees payable to Borrower) incurred by a Partnership or LLC in the development, construction, or renovation of Projects.

         "EBITDA" (Earnings Before Interest, Taxes, Depreciation, and Amortization) for any period means for Borrower and its Subsidiaries, on a consolidated basis, an amount equal to Consolidated Net Income (or the net deficit, if expenses and charges exceed revenues and proper income items) for such period, plus amounts that have been deducted for (i) depreciation, (ii) amortization, (iii) interest expense, (iv) income taxes, (v) extraordinary and non-recurring items, and (vi) the cumulative effects of changes in accounting principles, and minus (vii) amounts that have been added for (a) extraordinary and non-recurring items and (b) the cumulative effects of changes in accounting principles, in determining Consolidated Net Income for such period. In calculating EBITDA for the purposes of this Agreement, an amount equal to an after tax amount of $3,630,000, attributable to the loss incurred in the second Fiscal Quarter of 1998 in the planned divestiture of two physician practices identified as Gastroentology Group of South Florida and The Miami Urology Group, L.P., shall be excluded from the relevant calculations of EBITDA and shall be treated as an extra-ordinary and non-recurring loss.

         "Environmental Law" means any federal, state or local law, statute, ordinance or regulation applicable or pertaining to health, industrial hygiene, waste materials, removal of waste materials, oil, gas, or underground storage tanks, Hazardous Substances, other environmental conditions on, under, or affecting Borrower's Property or any interest therein.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Eurodollar Business Day" means a Business Day on which the relevant London international financial markets are open for transaction of business contemplated by this Agreement.

         "Financial Statements" means (i) the consolidated financial statement or statements of Borrower described or referenced in Section 4.06 hereof and delivered with this Agreement to Agent, and (ii) subsequent financial statements required to be provided pursuant to this Agreement.

         "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on March 31st, June 30th, September 30th, and December 31st.

         "Fiscal Year" or "Annually" means any twelve-month accounting period ending December 31st.

         "Funded Debt" means all Debt resulting from loans made to Borrower by banks, savings and loan associations, and financial institutions, all purchase money mortgages, all conditional sales contracts, all title retention agreements, all Seller Financing, and all current maturities of Debt not otherwise specified herein.

         "GAAP" means generally accepted accounting principles.

         "Guarantors" means all Subsidiaries, both presently existing and those hereafter formed.

         "Guarantees" means guaranty agreements executed by the Guarantors in favor of Agent on behalf of Lenders.

         "Indebtedness" means any and all amounts and liabilities owing or to be owing by Borrower to Agent pursuant hereto or to either of the Lenders from time to time whether now existing or hereafter incurred, and whether in connection with this Agreement or otherwise, including any amendments hereof, or in connection with loans, participation interests, drafts, notes, banker's acceptances, letters of credit, guarantees, or overdrafts of checking or savings accounts of Borrower maintained with either of Lenders.

         "Interest Expense" means any and all payments, cash or in-kind, made or accrued on account of interest obligations incurred, arising under or out of any Debt of the Borrower (on a consolidated basis), including but not limited to promissory notes issued to evidence such interest payments and including the component of amounts payable under capital leases attributable to interest, and excluding any non-cash items other than notes issued to evidence such interest payments and the component of amounts payable under capital leases attributable to interest.

         "LLC" means any limited liability company validly formed under the law of any State for the purpose of making an Acquisition or a Physician Practice Acquisition, or for the purpose of developing a Project and in which the Borrower retains a majority ownership interest.

         "LLC Note" means a promissory note issued by an LLC to the order of Borrower and evidencing a loan by Borrower to such LLC of monies initially advanced to Borrower under the Revolving Credit Notes, which loan is made for the purpose of developing a Project in which the Borrower retains a majority ownership interest.

         "LLC Note Collateral" means any property, collateral, or assets securing repayment of an LLC Note.

         "Lenders" means STB and the other banks and lending institutions listed on the signature pages set forth herein, and any permitted transferee thereof.

         "Letter of Credit" means any letter of credit issued by Agent on Borrower's account pursuant to and in compliance with Section 2.11 herein.

         "Letter of Credit Fee" shall mean an amount equal to 1% multiplied by the face amount of the Letter of Credit.

         "LIBOR Based Rate" means for any LIBOR Based Rate Period, the LIBOR Rate for such LIBOR Based Rate Period, plus the Applicable Margin, plus the LIBOR Premium (if applicable).

         "LIBOR Based Rate Period" means with respect to any Advance on which the Borrower has elected, pursuant to Section 2.06, that the LIBOR Based Rate apply, the 30, 60, or 90 day period selected by Borrower commencing on the date the Advance is made or on any subsequent Conversion Date.

         "LIBOR Premium" means an amount equal to twenty-five (25) basis points per annum, which shall be applicable only until the Borrower completes the Secondary Public Offering.

         "LIBOR Rate" means either the 30-day, 60-day, or 90-day LIBOR Rate, as applicable, as set forth in STB's Fund Management, Cost of Funds Report published for STB by Telerate, Inc. each Monday through Friday that STB is open for business.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Loan" or "Loans" means any borrowing by Borrower under this Agreement, the Revolving Credit Notes, and/or any extension of credit by Agent on behalf of Lenders or by any of the Lenders to or for Borrower pursuant to this Agreement or any other Loan Document, including any renewal, amendment, extension, or modification thereof.

         "Loan Documents" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Revolving Credit Notes, the Guarantees, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Agent's request.

         "Majority Lenders" means Lenders in the aggregate having a Pro Rata Share equal to 66 2/3% or greater, provided that in no event shall Majority Lenders be less than two (2) Lenders.

         "Minority Interest" means that amount depicted from time to time on Borrower's most current consolidated balance sheet as "Minority Interest" so long as such is calculated on a consistent basis and in accordance with GAAP.

         "NBT" means NationsBank of Tennessee, N.A., its successors and assigns.

         "Notice of Interest Rate Election" means the notice required by Section 2.06(b) and Section 2.06(c) herein and which notice shall be in either the form of Exhibit A hereto or in such other form as approved by Agent.

         "Obligations" means all of Borrower's undertakings in the Loan Documents including, but not limited to, all agreements, representations, warranties, and covenants. The term "Obligations" includes the Indebtedness.

         "Partnership" means any general or limited partnership validly formed under the law of any state for the purpose of making an Acquisition or a Physician Practice Acquisition, or for the purpose of developing a Project and in which the Borrower retains a majority ownership interest.

         "Partnership Agreement" means the general partnership agreement or the limited partnership agreement of any Partnership.

         "Partnership Note" means a promissory note issued by a Partnership to the order of Borrower and evidencing a loan by Borrower to such Partnership of monies initially advanced by the Lenders to Borrower under the Revolving Credit Notes, which loan is made in connection with the development of a Project in which the Borrower retains a majority ownership interest.

         "Partnership Note Collateral" means any property, collateral, or assets securing repayment of a Partnership Note.

         "Physician Practice Acquisition" means the acquisition of the assets of a physician's practice or the practice of more than one physician by a Partnership or LLC in circumstances where the physicians whose assets are acquired are partners or are members in an LLC or immediately thereafter will become partners in the Partnership or a member in the LLC.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "Principal Office" means the principal office of the Agent located at 201 Fourth Avenue North, Nashville, Tennessee.

         "Pro Rata Share" means the percentage of interest held by each of the Lenders as set forth opposite their respective signatures hereto, as such percentage may be adjusted from time to time as a result of assignments or amendments made pursuant to this Agreement.

         "Projects" mean construction, expansion and/or renovation of ambulatory surgery centers owned by a Partnership or LLC.

         "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

         "Revolving Credit Note" and "Revolving Credit Notes" means those Revolving Credit Notes executed by the Borrower payable to the order of each of the Lenders, each Revolving Credit Note being substantially in the form of Exhibit C hereto and in the principal amount that each Lender's Pro Rata Share bears to $50,000,000, including all amendments, renewals, and extensions thereto.

         "STB" means SunTrust Bank, Nashville, N.A., its successors and assigns.

         "Secondary Public Offering" means a public offering of common stock of the Borrower yielding net cash proceeds to the Borrower and/or its shareholders of at least $25,000,000.

         "Seller Financing" means either: (i) the extension of credit to Borrower that enables the Borrower to acquire a majority interest in a Partnership or LLC, (ii) the extension of credit to Borrower by any seller of a majority interest in an existing ambulatory surgery center, which sale is made to Borrower, a Partnership, or an LLC, or (iii) the extension of credit to Borrower by the seller of the assets in a Physician Practice Acquisition.

         "Stock Pledge Agreement" means any Stock Pledge Agreement executed by Borrower in form and substance reasonably satisfactory to Agent and pursuant to which the Borrower pledges, assigns, and grants the Agent on behalf of Lenders a first perfected security interest and lien against all securities owned by Borrower in any Person that serves as a member manager (or chief manager) of a LLC or that serves as a general partner in a Partnership, and shall include any stock power and Reg U form executed in connection with such Stock Pledge Agreement.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the issued and outstanding Voting Stock is owned or controlled, directly or indirectly, by Borrower or a Subsidiary of Borrower.

         "Voting Stock" means securities of any class of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

Article II. The Loans.

         Section 2.01 The Revolving Credit Notes. Subject to the conditions and the terms of the Loan Documents and subject to the limitations of Section 2.11 set forth below, and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, the Lenders agree to extend the Borrower credit on a revolving credit basis, in the principal amount of up to $50,000,000 pursuant to the Revolving Credit Notes.

         Section 2.02 Advances Under the Revolving Credit Notes. Advances under the Revolving Credit Notes shall be made only after the Borrower has complied with the provisions of this Agreement. Subject to the terms and requirements of this Agreement, Borrower may repay and reborrow amounts under the Revolving Credit Notes up to the maximum principal amount thereof, provided, however, the amount available to be advanced to Borrower under the Revolving Credit Notes shall be reduced by the face amount of any outstanding Letters of Credit issued by Agent on Borrower's behalf pursuant to Section 2.11 herein. Each Lender shall be responsible to fund its Pro Rata Share of any Advance. The failure of any Lender to fund its Pro Rata Share of any Advance shall not relieve any other Lender of its obligations to fund such other Lender's Pro Rata Share of an Advance, but no Lender shall be responsible for the failure of any other Lender to make an Advance.

         Section 2.03 Borrowing Procedure. The Borrower hereby authorizes the Lenders (acting through the Agent) to deposit all Advances under the Revolving Credit Notes into the operating account maintained by the Borrower with STB. Any authorized officer of Borrower shall have the authority to request Advances. All requests for Advances shall be evidenced by a Borrowing Request delivered to Agent (except that telephonic requests by any authorized officer confirmed immediately thereafter by delivery of a Borrowing Request shall be acceptable). In the event of a telephonic request, the Agent shall be entitled to rely, without further investigation, on the fact that the person making the telephone call has identified himself as one of the authorized officers. Neither the Agent nor any of the Lenders shall have any liability to Borrower arising out of compliance with this procedure.

         Subject to the remaining terms of this Loan Agreement and with regard to Advances that bear interest at the Base Rate, the Agent shall endeavor to cause all requests for Advances received prior to 11:00 A.M. Nashville time to be funded on the same date received, and the Agent shall endeavor to cause all requests for Advances received subsequent to 11:00 A.M. Nashville time to be funded on the next succeeding Business Day. Subject to the remaining terms of this Loan Agreement and with regard to Advances that bear interest at the LIBOR Based Rate, the Agent shall endeavor to cause all requests for Advances to be funded within two (2) Business Days from the date the Agent receives the Borrowing Request.

         The giving of notice by Borrower that it is requesting an Advance shall constitute a warranty that, as of the date the notice is given and as of the date of the Advance, the officers of the Borrower do not have knowledge of any Default Conditions or Event of Default as defined herein; and that as of such date, the representations and warranties contained in Article IV are and will be true and correct, except as to changes occurring after the date of this Agreement caused by transactions not prohibited under this Agreement.

         Section 2.04 Minimum Advance Amounts. Advances under the Revolving Credit Notes calculated at the Base Rate shall not be made in amounts less than $100,000 without Agent's prior written consent, and Advances under the Revolving Credit Notes calculated at the LIBOR Based Rate shall not be made in amounts less than $500,000 without Agent's prior written consent.

         Section 2.05 Required Payments. The Revolving Credit Notes shall be payable as set forth therein. Each payment under the Revolving Credit Notes shall be made without defense, setoff, or counterclaim to Agent at its Principal Office in U.S. Dollars for the account of each of the Lenders and in immediately available funds before 12:00 Noon Nashville time on the date such payment is due.

         Section 2.06 Applicable Interest Rate.

                  (a) With regard to the Revolving Credit Notes and at the time that the Borrower requests an Advance, the Borrower shall deliver to Agent a Borrowing Request which shall be irrevocable, and which shall set forth the following: (a) whether the selected interest rate is the Base Rate or the LIBOR Based Rate, and (b) if the interest rate selected is the LIBOR Based Rate, the maturity selected for the LIBOR Based Rate Period. In the event that the Borrower shall fail to select an Applicable Interest Rate on the Borrowing Request, then it shall be conclusively presumed that the Borrower has elected the Base Rate.

                  (b) At any time that the outstanding principal balance of an Advance bears interest at the Base Rate, the Borrower may elect upon two (2) Business Days prior written notice and delivery to Agent of a Notice of Interest Rate Election to convert the Applicable Interest Rate to a LIBOR Based Rate.

                  (c) Once the Borrower has selected the LIBOR Based Rate, such rate shall remain applicable until the expiration of the then applicable LIBOR Based Rate Period. Two (2) Business Days prior to the expiration of any applicable LIBOR Based Rate Period, the Borrower shall deliver to Agent a Notice of Interest Rate Election. Should the Borrower fail to deliver such Notice of Interest Rate Election in a timely manner, then it shall be conclusively presumed that the Borrower has selected the Base Rate as the Applicable Interest Rate.

                  (d) At any time, no more than six (6) different LIBOR Based Rate Periods may be applicable to all Advances.

                  (e) The Applicable Interest Rate shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

                  (f) The following provisions shall apply at any time that the LIBOR Based Rate is applicable:

                           (i) Increased Cost. If, as a result of any change in
                  applicable law, regulation, treaty or directive, in the interpretation or application thereof or compliance by Agent or any of the Lenders with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality:

                                     (A) the basis of taxation of payments to
                           any of the Lenders of the principal of or interest on any loan on which a LIBOR Based Rate is applicable (other than taxes imposed on the overall net income of either of the Lenders) is changed;

                                     (B) any reserve, special deposit or similar
                           requirements against assets of, deposits with or for the account of, or credit extended by, Agent or any of the Lenders are imposed, modified or deemed applicable; or

                                     (C) any other condition affecting this
                           Agreement or the LIBOR Based Rate is imposed on Agent or any of the Lenders or the London eurodollar market;

                  and Agent or any of the Lenders determines that, by reason thereof, the actual out-of-pocket cost to Agent or any of the Lenders of offering, making, or maintaining the LIBOR Based Rate is increased, or the amount of any sum receivable by Agent or any of the Lenders hereunder in respect of any of the LIBOR Based Rate is reduced;

                  then, Borrower shall pay to Agent or such of the Lenders as designated by Agent upon demand (which demand shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to Borrower) such additional amount or amounts as will compensate Agent or any of the Lenders for such additional cost or reduction. Determinations by the Agent for purpose of this section of the additional amounts required to compensate Agent or any of the Lenders in respect of the foregoing shall be conclusive, absent demonstrable error.

                           (ii) Eurodollar Deposits Unavailable or Interest Rate
                  Unascertainable. In the event that the Agent shall have reasonably determined (which determination shall be conclusive and binding on the parties hereto, absent demonstrable error) that deposits of the necessary amount for the relevant LIBOR Based Rate Period are not available to Agent or any of the Lenders in the London Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Based Rate applicable to such period or term, as the case may be, or that the application or use of the LIBOR Based Rate would be impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the London interbank market, then Agent shall promptly give notice of such determination to Borrower and (i) any notice of new LIBOR Based Rate selection previously given by Borrower and not yet converted shall be deemed a selection of the Base Rate and
                  (ii) the existing LIBOR Based Rate shall be converted to the Base Rate on the last day of the then current LIBOR Based Rate Period with respect thereof.

                           (iii) Changes in Law Rendering the LIBOR Based Rate
                  Unlawful. If at any time due to any new law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for Agent or any of the Lenders to offer, charge or collect interest based on the LIBOR Based Rate, the obligation of Agent or such of the Lenders to provide the LIBOR Based Rate shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. Upon the happening of such event, Agent or any of the Lenders shall notify Borrower thereof in writing, and Borrower, at its election, shall, on the earlier of (i) the last day of the then current LIBOR Based Rate Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert the unlawful LIBOR Based Rate to the Base Rate or repay such of the Revolving Credit Notes, without penalty, to Agent or any of the Lenders, as designated by Agent, in full, together with all interest accrued thereon.

                           (iv) Other Changes Rendering Use of LIBOR Based Rate
                  a Severe Hardship. In the event that on any date after the Closing Date Agent or any of the Lenders shall reasonably determine (which determination shall be conclusive and binding on the parties hereto, absent demonstrable error) that the use and/or application of the LIBOR Based Rate will cause the Agent or any of the Lenders severe hardship as a result of a contingency occurring after the date of this Agreement; then, and in any such event, the Agent and the affected Lenders shall give telephonic notice (immediately confirmed in writing) to the Borrower of such determination, and the obligation of the Agent and such of the affected Lenders to offer or permit the selection of the LIBOR Based Rate shall be terminated at the earlier of the end of the then current LIBOR Based Rate Period, and upon such date the Borrower, at its option shall either repay such Revolving Credit Note, without penalty, together with all interest accrued thereon, or convert such Revolving Credit Note to the Base Rate.

                           (v) Adjustments to Rate to Cover Additional Cost. It
                  is the intention of the parties that the LIBOR Based Rate shall accurately reflect the cost to the Lenders of maintaining loans at the LIBOR Based Rate during the applicable LIBOR Based Rate Period.
                  Accordingly:

                                     (i) if by reason of any change after the
                           date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order), including any change in the LIBOR reserve requirement, the cost to either of the Lenders of maintaining loans at the LIBOR Based Rate or funding the same by means of a London interbank market time deposit, as the case may be, shall increase, the LIBOR Based Rate then charged by any of the Lenders shall be adjusted as necessary to reflect such change in cost to any of the Lenders, effective as of the date on which such change in any applicable law, governmental rule, regulation or order becomes effective.

                                     (ii) if the Agent shall have determined
                           that the adoption after the Closing Date of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority or agency, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any lending office of any of the Lenders) or any of the Lenders' holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority or agency, central bank or comparable agency, has or would have the effect of reducing the rate of return on any of the Lenders' capital or on the capital of any of the Lenders' holding company, as a consequence of the Lenders' obligations under this Agreement or the Advances made by any of the Lenders pursuant hereto to a level below that which any of the Lenders or either of the Lenders' holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lenders' guidelines with respect to capital adequacy) by an amount deemed by any of the Lenders to be material, then from time to time the Borrower shall pay to the Agent for delivery to the Lenders such additional amount or amounts as will compensate such of the Lenders or such of the Lenders' holding company for any such reduction suffered.

                  (g) Borrower may prepay the principal amount evidenced by any Advance at any time that the Applicable Interest Rate is the Base Rate. Except as provided specifically in Section 2.06(f)(i), (iii) and (iv), Borrower may not prepay any Advance so long as the Applicable Interest Rate is the LIBOR Based Rate, except at the maturity of any applicable LIBOR Based Rate Period.

         Section 2.07 Participation. The Lenders shall have the right to enter into one or more participation agreements with affiliates of Lenders, but not further or otherwise.

         Section 2.08 Use of Proceeds. Proceeds of the Revolving Credit Notes will be used to: (i) permit the issuance of Letters of Credit, (ii) enable the Borrower to make (x) loans to Partnerships or LLC's for the construction and renovation of Projects and/or (y) Acquisitions and Physician Practice Acquisitions, or (iii) for working capital.

         Section 2.09 Payments to Principal Office; Debit Authority. Each payment under the Revolving Credit Notes (including any permitted prepayment and payment of interest) shall be made to Agent at its Principal Office for the account of Lenders in U.S. dollars and in immediately available funds before 11:00 a.m. Nashville time on the date such payment is due.

         Section 2.10 Letters of Credit. (a) Provided no Event of Default or Default Condition exists and subject to the terms and conditions of the Loan Documents, the Lenders have agreed that the Agent on behalf of the Lenders will issue to third party beneficiaries on the Borrower's account standby Letters of Credit.

                  (b) In connection with the issuance of each Letter of Credit, the Borrower shall complete a Letter of Credit Application Agreement and such other documentation, in form and substance as required by the Agent.

                  (c) In connection with each Letter of Credit, the Borrower shall pay to the Agent a Letter of Credit Fee to be apportioned and paid by Agent to each of the Lenders pursuant to the Pro Rata Share of each Lender.

                  (d) In connection with each Letter of Credit, the Borrower shall pay to the Agent administrative and documentation fees in such amount as established by Agent from time to time, which administrative and documentation fees shall be retained by Agent and shall not be apportioned among the Lenders.

                  (e) The issuance by the Agent of a Letter of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Credit Notes by an amount equal to the face amount of the Letter of Credit for so long as the Letter of Credit remains outstanding.

                  (f) In the event that the Agent is required to pay to any Person the proceeds (partially or in full) of a Letter of Credit, the Borrower agrees to pay to the Agent immediately on demand by the Agent, an amount equal to the proceeds paid by the Agent to such Person, plus interest from the date of such payment at an amount equal to the Base Rate.

                  (g) Letters of Credit issued by the Agent shall not be issued for a time period in excess of twelve months.

                  (h) The Agent shall have no obligation to issue Letters of Credit on or after January 10, 2000.

                  (i) The Lenders shall participate in all Letters of Credit issued by the Agent. Each Lender, upon the issuance of a Letter of Credit by the Agent, shall be deemed to have purchased without recourse a risk participation from the Agent in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of all obligations under such Letter of Credit and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as a surety, and be obligated to pay to the Agent therefor and discharge when due, its Pro Rata Share of all obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Agent has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Agent its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Agent of an unreimbursed drawing. The obligation of each Lender to so reimburse the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default Condition or an Event of Default or any other occurrence or event.

         Section 2.11 Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Agent or the Lenders may otherwise have, the Agent and the Lenders shall be entitled, at their option, to offset balances held by any of Agent or Lenders at any of their offices against any principal of or interest on the Obligations hereunder which is not paid within fifteen (15) days after such payment is due, and in the event Agent or any of the Lenders does offset against such balances, it shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

         Section 2.12 Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with or as security for the Obligations, Borrower, Agent, and the Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the Obligations, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the Obligations by the holder thereof (or, if the Obligations shall have been paid in full, refunded to Borrower); and
(ii) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the Obligations (or, if the Obligations shall have been paid in full, refunded to Borrower).

Article III. Collateral and Guarantees.

         Section 3.01 Collateral. The Indebtedness and Obligations shall be secured by the following:

                  (a) all Partnership Notes, Partnership Note Collateral, LLC Notes, and LLC Note Collateral;

                  (b) all deposit accounts, monies, and items of value of Borrower now or hereafter placed in the possession of Agent or any of the Lenders;

                  (c) all securities pledged to Agent on behalf of Lenders pursuant to any Stock Pledge Agreement; and

                  (d) all other Property of Borrower presently and/or subsequently pledged or delivered to Agent to secure all or a portion of the Indebtedness.

         Section 3.02 Guarantees. The Indebtedness and Obligations shall be guaranteed by the Guarantors.

Article IV. Representations and Warranties.

         To induce Agent and Lenders to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to Agent and to Lenders that as of the date hereof and as of the Closing Date:

         Section 4.01 Corporate Existence. Borrower and each Subsidiary are corporations duly organized, and validly existing, and in good standing under the laws of the states of their respective incorporation, and the Borrower and each Subsidiary are duly qualified as a foreign corporation in all jurisdictions in which the Property owned or the business transacted by each of them makes such qualification necessary, except where failure to do so would not have a material, adverse effect on the Borrower or any Subsidiary which acts as a general partner in a Partnership or member in an LLC.

         Each Partnership and LLC that has executed LLC Notes or Partnership Notes, as applicable, as of the date hereof is duly formed and validly existing under the laws of the respective State under which it was formed.

         Section 4.02 Corporate Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver, and perform under all Loan Documents; the Borrower's board of directors has authorized the Borrower to execute and perform under the Loan Documents; and all other corporate and/or shareholder action on Borrower's part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

         Section 4.03 Binding Obligations. This Agreement is, and the other Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against the Borrower and its Properties enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind known to or suspected by Borrower. To the best of Borrower's knowledge and belief, neither the Agent nor any of the Lenders has taken any action or failed to take any action that subjects Agent or Lenders to any liability to Borrower.

         Section 4.04 No Legal Bar or Resultant Lien. The Borrower's execution, delivery and performance of the Loan Documents do not constitute a default under, and will not violate any provisions of the charter or bylaws of Borrower, or any contract or agreement entered into by

Borrower and any Person. To Borrower's knowledge, the Borrower's execution, delivery and performance of the Loan Documents do not constitute a breach of any law, regulation, order, injunction, judgment, decree, or writ to which Borrower is subject, or result in the creation or imposition of any lien upon any Properties of Borrower, other than those contemplated by the Loan Documents.

         Section 4.05 No Consent. The execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person, except for such consents which have been obtained by Borrower in writing.

         Section 4.06 Financial Condition. The Financial Statements for the period ended December 31, 1997 which have been delivered to Agent, have been prepared on a consolidated basis in accordance with GAAP, consistently applied, and the Financial Statements present fairly the consolidated financial condition of Borrower as of the date or dates and for the period or periods stated therein. No material adverse change in the consolidated financial condition of Borrower has occurred since the date of the most recent Financial Statements.

         The Financial Statements include all liabilities (direct and contingent) and all assets of each LLC and Partnership, and such Financial Statements accurately reflect Borrower's ownership interest therein.

         Section 4.07 Investments, Advances, and Guaranties. Except for the transactions described on Exhibit D, neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has made investments in, advances to, or guaranties of the obligations of any Person (other than to Borrower or any Subsidiary, a Partnership, a LLC, or to a partnership or other entity that prepares financial statements under Borrower on a consolidated basis) in excess of $100,000 in the aggregate, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements or as permitted hereunder.

         Section 4.08 Liabilities and Litigation. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has any material liabilities (individually or in the aggregate) direct or contingent, except as referred to or reflected in the Financial Statements. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any Subsidiary, or any Partnership, or any LLC that involves the possibility of any judgment or liability not fully covered by insurance or that if adversely decided could reasonably be expected to materially and adversely affect the business or the Properties of Borrower, or any Subsidiary, or any Partnership, or any LLC or the ability of Borrower, or any Subsidiary, or any Partnership, or any LLC to carry on its business as now conducted.

         Section 4.09 Taxes; Governmental Charges. Borrower, each Subsidiary, each Partnership, and each LLC have filed or caused to be filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees, and other governmental charges levied upon each of them or upon any of their respective Properties or income, which are due and payable, including interest and penalties unless such are contested in good faith and adequate reserves have been retained therefor. Borrower, each Subsidiary, each Partnership, and each LLC have made all required withholding deposits.

         Section 4.10 Title, Etc. Borrower, each Subsidiary, each Partnership, and each LLC have good title to their respective Properties, free and clear of all liens except those referenced or reflected in the Financial Statements or those securing the Obligations. Borrower, each Subsidiary which acts as a general partner in a Partnership, each Partnership, and each LLC possess all trademarks, copyrights, trade names, patents, licenses, and rights therein, adequate in all material respects for the conduct of their respective business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others.

         Section 4.11 No Default. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is in default in any material respect that affects its respective business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower, or any Subsidiary, or any Partnership, or any LLC is a party or by which it or its respective Properties are bound. Neither the Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is in violation in any material respect of its applicable articles of incorporation or charter or bylaws or Partnership Agreements or LLC operating agreements. Neither the Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has received notice from any Person that it has violated or breached any applicable articles of incorporation, charter, bylaws, Partnership Agreements, articles of organization, or operating agreements. No Default Conditions hereunder have occurred or are continuing as of the date hereof or at the Closing Date.

         Section 4.12 Casualties; Taking of Properties, Etc. Neither the business nor the Properties of Borrower, nor of any Subsidiary which acts as a general partner in a Partnership, nor of any Partnership, nor of any LLC have been materially affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         Section 4.13 Regulation U. Neither Borrower, nor any Subsidiary which acts as a general partner in a Partnership, nor any Partnership, nor any LLC is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the Indebtedness shall be used at any time to purchase or to carry margin stock within the meaning of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock if to do so would cause the Lender to violate the provisions of Regulation U.

         Section 4.14 Compliance with Laws, Etc. Neither Borrower, nor any Subsidiary which acts as a general partner in a Partnership, nor any Partnership, nor any LLC is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, or any such Subsidiary, or any Partnership, or any LLC or any of their respective Properties is subject which, if enforced, would have a material adverse effect on the Borrower, or such Subsidiaries, or any Partnership, or any LLC. Neither Borrower, nor any Subsidiary, which acts as a general partner in a Partnership, nor any Partnership, nor any LLC has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of their Properties or to the conduct of their respective business. All improvements on the real estate owned by, leased to or used by Borrower, or any Subsidiary which acts as a general partner in any Partnership, or any Partnership, or any LLC conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

         Section 4.15 ERISA. Borrower, each Subsidiary, each Partnership, and each LLC are in compliance in all material respects with the applicable provisions of ERISA. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC has incurred any "accumulated funding deficiency" within the meaning of ERISA which is material, and Borrower has not incurred any material liability to PBGC in connection with any Plan.

         Section 4.16 Subsidiaries, Etc. The names, addresses of registered offices, and states of incorporation of Borrower's Subsidiaries are attached hereto as Exhibit E. Borrower owns a majority interest of all of the Voting Stock of each Subsidiary and its ownership interest is noted on Exhibit E. The Borrower uses no trade names.

         The names, addresses of registered offices, and states of formation of the Partnerships and LLC's are attached hereto as Exhibit F.

         Section 4.17 No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower to Agent or to Lenders in connection with this Agreement, contain as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         Section 4.18 Investment Company Act. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.19 Use of Proceeds; Purpose of the Credit. Borrower has used and will use proceeds from the Revolving Credit Notes exclusively for the purposes stated in this Agreement.

         Section 4.20 Personal Holding Company; Subchapter S. Neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is a "personal holding company" as defined in Section 542 of the Code, and neither Borrower, nor any Subsidiary, nor any Partnership, nor any LLC is a "Subchapter S" corporation within the meaning of the Code.

         Section 4.21 Solvency. Borrower, each Subsidiary that is a general partner in any Partnership, each Partnership, and each LLC are solvent as of the date hereof and shall remain solvent at all times hereafter. Borrower, and each Subsidiary that is a general partner in any Partnership, and each Partnership, and each LLC are generally paying their respective debts as they mature and the fair value of Borrower's, and such Subsidiary's, and such Partnership's, and such LLC's assets substantially exceeds the sum total of their respective liabilities.

         Section 4.22 Capital. Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is engaged.

Article V. Conditions of Lending.

         Section 5.01 Initial Conditions. Lenders' obligation to extend credit hereunder is subject to the Conditions Precedent that Agent shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the Closing Date, in form and substance satisfactory to Agent and its counsel:

                  (a) Revolving Credit Notes and Loan Documents. The Revolving Credit Notes and all other Loan Documents.

                  (b) Collateral. Delivery of any collateral required by Article III herein.

                  (c) Resolutions of Borrower. Certified copies of resolutions of the Board of Directors of Borrower authorizing or ratifying the execution, delivery, and performance, respectively, of this Agreement and all Loan Documents.

                  (d) Borrower's Certificate of Existence. A certificate of existence of Borrower from the State of Tennessee, which certificate shall contain no facts objectionable to Agent.

                  (e) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents.

                  (f) Officer's Certificate. A certificate of the secretary or any assistant secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement and the Loan Documents, together with a sample of the true signature of such officer(s).

                  (g) Borrower's Charter and By-Laws. A copy of Borrower's by-laws and charter (including all amendments thereto) certified, in the case of by-laws, by the secretary or any assistant secretary of Borrower, and in the case of the charter by the Secretary of State of Tennessee, as being true and complete copies of the current charter and by-laws of Borrower.

                  (h) Guaranties. Delivery of all Guaranties required by Section
         3.02 herein.

                  (i) Guarantor's Certificate of Existence. A certificate of existence for each Guarantor from the State of its incorporation.

                  (j) Resolutions of Guarantors. Certified copies of resolutions of the Board of Directors of each Guarantor authorizing or ratifying the execution, delivery, and performance of the Guaranties.

                  (k) Guarantor's Charters and Bylaws. A copy of the Charter and Bylaws (including all amendments thereto) for each Guarantor, certified as complete and accurate by the secretary of such Guarantor.

                  (l) Opinions of Counsel for Borrower. The opinions of counsel addressed to Agent, substantially in the form of Exhibit G.

                  (m) Other. Such other documents as Agent may reasonably request.

         Section 5.02 Conditions Prior to Funding. Lenders' obligation to fund any Advance is subject to the additional Conditions Precedent that Agent shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed:

         Borrowing Request. A Borrowing Request in the form of Exhibit B hereto.

         Section 5.03 All Borrowings. The Lenders' obligations to extend credit under the Loan Documents are subject to the following additional Conditions Precedent which shall be met each time an Advance is requested and an Advance is made:

                  (a) The representations of the Borrower contained in Article IV are true and correct in all material respects as of the date of the requested Advance, with the same effect as though made on the date additional funds are advanced, except as to changes occurring after the date of this Agreement caused by transactions not prohibited under this Agreement; (b) There has been no material adverse change in the Borrower's financial condition or other condition since the date of the last borrowing hereunder; (c) No Default Conditions and no Event of Default have occurred and continue to exist; (d) No material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Agent and the Lenders prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against the Borrower, or any Subsidiary, or any Partnership, or any LLC, and (e) no material development not so disclosed has occurred in any litigation, arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to adversely affect the financial position or business of the Borrower, or any Subsidiary, or any Partnership, or any LLC, or impair the ability of the Borrower, or any Subsidiary, or any Partnership, or any LLC, to perform their respective obligations under this Agreement or any other Loan Documents.

Article VI. Affirmative Covenants.

         Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all Indebtedness shall have been finally paid in full and all Obligations shall have been fully discharged, unless Agent shall otherwise first consent in writing, Borrower shall:

         Section 6.01 Financial Statements and Reports. Promptly furnish to Agent (with sufficient copies for each of the Lenders):

                  (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, the audited consolidated Financial Statements of the Borrower setting forth the audited consolidated balance sheets of Borrower as at the end of such year, and the audited consolidated statements of income, statements of cash flows, and consolidated statements of retained earnings of Borrower for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year accompanied by the report of Borrower's certified public accountants, and by an unaudited consolidating balance sheet and unaudited consolidating statements of income of Borrower, its Subsidiaries, LLC's, Partnerships, and partnerships and LLC's that are not borrowing funds from Borrower duly certified by Borrower's chief financial officer as being correct reflections of the information used for the audited consolidated Financial Statements. The audit opinion in respect of the Financial Statements of Borrower shall be the opinion of a firm of independent certified public accountants reasonably acceptable to Agent;

                  (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters, the unaudited consolidated balance sheets of Borrower as of the end of such Fiscal Quarter, and the unaudited consolidated and consolidating statements of income of Borrower, its Subsidiaries, the LLC's, the Partnerships, and partnerships and LLC's that are not borrowing funds from Borrower for such Quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer or chief accounting officer of Borrower as being true and correct to the best of his or her knowledge;

                  (c) Compliance Reports. As soon as available and in any event within forty-five (45) days of the end of each Fiscal Quarter, the calculations with supporting details by the Borrower of the financial covenants contained in Section 7.11 herein, all in a format reasonably satisfactory to Agent (the "Compliance Report"), along with a certificate signed by the chief financial officer of the Borrower stating that such officer has no knowledge of any Event of Default or Default Condition, or if such officer has obtained such knowledge, disclosing the nature, details, and period of existence of such event; and

                  (d) Other Information. Promptly upon its becoming available, such other material information about Borrower or the Indebtedness as Agent may reasonably request from time to time.

All such balance sheets and other Financial Statements referred to in Sections 6.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

         Section 6.02 Taxes and Other Liens. Cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it, upon any Subsidiary, upon any LLC, or upon any Partnership or upon any of its or any Subsidiary's, any LLC's, or any Partnership's income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any or all of its or any Subsidiary's, any LLC's, or any Partnership's Property; provided, however, that neither Borrower, nor any Subsidiary, nor any LLC, nor any Partnership shall be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower shall establish reserves therefor adequate under GAAP.

         Section 6.03 Maintenance.

                  (a) Maintain and cause to be maintained its corporate existence, name, rights, and franchises and the corporate existence, name, rights and franchises of each Subsidiary that acts as a general partner in a Partnership, and the existence, name, and rights of each Partnership and each LLC;

                  (b) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or Property of Borrower, or of any Subsidiary that is a general partner of any Partnership, or of any Partnership, or of any LLC) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments;

                  (c) cause its Property and the Property of any Subsidiary that acts as a general partner in any Partnership, any Partnership, and of any LLC (and any Property leased by or consigned to it, any Subsidiary that acts as a general partner in any Partnership, any Partnership, or any LLC or held under title retention or conditional sales contracts) to be maintained in good and workable condition at all times and make all repairs, replacements, additions, and improvements to the Property owned by Borrower, and any Subsidiary that acts as a general partner in any Partnership, and any Partnership, and any LLC reasonably necessary and proper to ensure that the business carried on in connection with such Property may be conducted properly and efficiently at all times; and

                  (d) cause the Borrower, each LLC, and each Subsidiary that acts as a general partner in a Partnership, and each Partnership to refrain from doing business in any state in which such business would require qualifications to do business in such state unless and until it shall have qualified to do business in such state.

         Section 6.04 Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

         Section 6.05 Performance of Obligations.

                  (a) Pay the Indebtedness according to the terms of the Loan Documents; and

                  (b) do and perform, and cause to be done and to be performed, every act and discharge all of the Obligations provided to be performed and discharged by Borrower under the Loan Documents, at the time or times and in the manner specified.

         Section 6.06 Insurance. Maintain and continue to maintain, with financially sound and reputable insurors, insurance satisfactory in type, coverage and amount to Agent against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated as that of Borrower, its Subsidiaries, LLC's, and the Partnerships. Upon request of Agent, Borrower will furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Agent and if requested will furnish Agent copies of the applicable policies. In the case of any fire, accident, or other casualty causing material loss or damage to any Property of Borrower, any Subsidiary, any LLC, or any Partnership, and the loss(es) materially impair(s) the operation of the business of Borrower, any Subsidiary, any LLC, or any Partnership the proceeds of such policies shall be used, at Borrower's discretion (a) to repair or replace the damaged Property, or (b) to prepay the Indebtedness.

         Section 6.07 Accounts and Records. At Borrower's expense, cause books of record and account for it and its Subsidiaries, the LLC's, and the Partnerships to be kept, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP as applicable, except only for changes in accounting principles or practices with which Borrower's certified public accountants concur and which changes have been reported to Agent in writing and with an explanation thereof.

         Section 6.08 Right of Inspection. At Borrower's expense, permit any officer, employee, or agent of Agent or either of the Lenders to visit and inspect any of the Property of Borrower or any Subsidiary, to examine Borrower's and any Subsidiary's books of record and accounts, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of Borrower and any Subsidiary with Borrower's respective officers, accountants, and auditors, all at such reasonable times and as often as Agent or either of the Lenders may reasonably desire. Cause at reasonable times any officer, employee, or agent of Agent or either of the Lenders to be permitted to visit and inspect at Borrower's cost any Properties owned by any Partnership or LLC and to inspect and copy any financial records and books of records and account of such Partnership or LLC.

         Section 6.09 Notice of Certain Events. Promptly notify Agent if Borrower learns of the occurrence of (i) any event that constitutes a Default Condition or Event of Default together with a detailed statement by a responsible officer of Borrower of the steps being taken as a result thereof; or
(ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of Borrower or of any security (as defined under the Securities Act of 1933, as amended) of Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings affecting Borrower in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower; or (iv) any dispute between Borrower and any governmental or regulatory authority or any other person, entity, or agency which, if adversely determined, could reasonably be expected to materially interfere with the normal business operations of Borrower; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document; or (vi) the occurrence of a default under a Partnership Note or an LLC Note.

         Section 6.10 ERISA Information and Compliance. Comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party. Borrower shall provide Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         Section 6.11 Management. Give notice to Agent of any material change in the executive officers of Borrower within five (5) days after such change occurs.

         Section 6.12 Reports, Etc. If applicable, furnish to Agent copies of all filings and reports, of any nature or type, made with or to the Securities and Exchange Commission (or any successor thereto) within 5 days thereafter, and including all amendments, modifications, or supplements thereto, as the same are filed with the Securities and Exchange Commission.

         Section 6.13 Calculations. In all calculations made for purposes required by this Loan Agreement, the Borrower, each Subsidiary, each LLC, each Partnership, and each partnership and LLC not borrowing funds from the Borrower shall comply with GAAP, and the Borrower, each Subsidiary, each LLC, each Partnership, and each partnership and LLC not borrowing funds from the Borrower shall use the same procedures and methods employed by Borrower, each Subsidiary, each LLC, each Partnership, and each partnership and LLC not borrowing funds from the

Borrower in preparing the Financial Statements delivered to STB prior to the date of this Agreement. All references contained herein to calculations of or determinations affecting Borrower (on a consolidated basis) shall refer to the Borrower, each Subsidiary, each LLC, each Partnership, and each Person that prepares financial statements under Borrower.

         Section 6.14 Partnership Notes and LLC Notes, Etc. The Borrower shall assign to Agent and grant Agent for the benefit of Lenders a first perfected security interest in all Partnership Notes, Partnership Note Collateral, LLC Notes, and LLC Note Collateral to secure repayment of the Indebtedness and the Obligations pursuant to such documentation as reasonably required by Agent.

         Section 6.15 Additional Guarantees. Within thirty (30) days after the Borrower acquires or forms a Subsidiary, the Borrower shall cause such new Subsidiary to execute a Guarantee in the form of the Guarantees executed by the Guarantors, and to deliver to Agent such Guarantees and other documents, instruments and items with respect thereto that are similar to those documents, instruments and items delivered by the Guarantors with regard to their Guarantees. Additionally, in such case Agent shall be entitled to receive, at Borrower's option, either: (a) copy of duly certified corporate resolutions of each guaranty authorizing the execution of the Guaranty, together with a certificate of good standing containing no matters objectionable to Lender, or
(b) a counsel's opinion letter issued by counsel acceptable to Agent regarding such matters involving the new Guarantor as may be reasonably required by Agent. Immediately upon any Person becoming a Subsidiary, Borrower shall give notice thereof to Agent. Borrower shall pay the costs and expenses, including without limitation Agent's legal fees and expenses, in connection with the preparation, negotiation, execution and review of the Guaranty of such Subsidiary and the other items described in this Section.

Article VII. Negative Covenants.

         Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the Indebtedness has been paid and satisfied in full, unless Agent shall otherwise first consent in writing, neither Borrower, nor any Subsidiary, nor any LLC, nor any Partnership, nor any other partnership or LLC in which Borrower or a Subsidiary owns an interest will, either directly or indirectly:

         Section 7.01 Debts, Guaranties, and Other Obligations. Incur, create, assume, or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article VII, the foregoing prohibitions shall not apply to:

                  (a) Any Indebtedness to the Lenders as described herein;

                  (b) liabilities, direct or contingent, of Borrower or any Subsidiary, or any Partnership, or any LLC existing on the date of this Agreement that are referenced or reflected in the Financial Statements; and

                  (c) Excluding the Indebtedness to the Lenders described herein, Funded Debt not to exceed $5,500,000 in the aggregate.

         Section 7.02 Liens. Create, incur, assume, or permit to exist any Lien on any of its Property (now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to:

                  (a) Liens securing the payment of any Indebtedness to Lenders;

                  (b) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower or such Subsidiary shall have made any reserve therefor required by GAAP;

                  (c) Liens referred to or reflected in the Financial Statements identified in Section 4.06 herein; and

                  (d) Liens on any real or personal property that secures the Debt permitted by Section 7.01(c) above; and

                  (e) Landlord liens in states where such liens arise by operation of law.

         Section 7.03 Investments, Loans, and Advances. Make or permit to remain outstanding any loans or advances to or investments in any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                  (a) investments in direct obligations of the United States of America or any agency thereof;

                  (b) investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000, or commercial paper of the highest quality;

                  (c) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (b) above;

                  (d) those matters referenced on Exhibit D and loans to Partnerships or LLC's; and

                  (e) other investments not to exceed $500,000.

         Section 7.04 Dividends, Distributions, and Redemptions; Issuance of Stock. (a) Excluding dividends paid to holders of Series A Redeemable Preferred Stock as described in a Conditional

Consent Agreement between Borrower and STB, permit Borrower to declare or pay any dividend; nor permit any Subsidiary to declare or pay any dividend to any Person other than Borrower or another Subsidiary; or (b) permit Borrower or any Subsidiary to redeem any of its stock or return capital to shareholders except through existing shareholder agreements and future shareholder agreements with
(i) Persons who are members in an LLC or who are partners in a Partnership formed subsequent to the Closing Date that acquire Voting Stock of Borrower,
(ii) physicians or physician groups that are affiliated with the partners in a Partnership or are affiliated with the members in an LLC formed subsequent to the Closing Date; and (iii) physicians and physician groups that enter into a business relationship with the Borrower or a Subsidiary after the Closing Date regarding the development, operation, or investment in an ambulatory surgery center.

         Section 7.05 Nature of Business. (a) Suffer any material change to be made in the character of its business as carried on at the Closing Date; or (b) except as set forth on Exhibit F hereto, permit the Borrower to own less than 51% of the Voting Stock of any incorporated Subsidiary; or (c) except as set forth on Exhibit F hereto, permit the Borrower or a Subsidiary of Borrower to own less than 51% of the controlling ownership interest of any Partnership or LLC.

         Section 7.06 Mergers, Etc. (a) Permit Borrower to merge or consolidate with any other Person, except under conditions in which the Borrower is the surviving entity and such merger or consolidation does not cause the Borrower to be in violation of this Agreement; or (b) permit any Subsidiary to merge or consolidate with any Person other than the Borrower or any other Subsidiary; or
(c) permit the Borrower, any Subsidiary, LLC, or Partnership to dispose of substantially all of their respective Properties.

         Section 7.07 Proceeds of Loan. Permit the proceeds of the Advances to be used for any purpose other than those permitted under this Agreement.

         Section 7.08 Sale or Discount of Receivables. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or Accounts.

         Section 7.09 Disposition of Assets. Dispose of any of its assets having a material value other than in the ordinary course of its present business upon terms standard in Borrower's industry; provided, however, that Borrower, AmSurg West Tennessee, Inc., and AmSurg Holdings, Inc. may sell, transfer, and convey their interests in the Digestive Clinic Ambulatory Surgery Center in Jackson, Tennessee without the consent of Agent or of Lenders.

         Section 7.10 Partnership Notes or LLC Notes. Forgive, cancel, amend, alter, or seek to transfer any Partnership Notes or LLC Notes.

         Section 7.11 Financial Covenants.

                  (a) Net Worth. Permit its Consolidated Net Worth as of March 31, 1998 to be less than $31,791,000; nor permit its Consolidated Net Worth as measured at the end of each Fiscal Quarter thereafter to be less than the sum of: (i) $31,791,000, plus (ii) the net proceeds received from the issuance, sale, or disposition of the Borrower's capital stock (common, preferred, or special), converted into, or exchanged for capital stock, and any rights, options, warrants, and similar instruments from March 31, 1998 to any date of determination, plus (iii) 75% of the net, after-tax earnings of the Borrower as determined on a consolidated basis from the immediately preceding Fiscal Quarter, as calculated on a cumulative basis.

                  (b) Consolidated Debt to EBITDA. As calculated on the last day of each Fiscal Quarter, permit the ratio of Consolidated Debt to EBITDA to be greater than the following ratios as of the time periods set forth below:

                           (i)  3.25 to 1.0 as of June 30, 1998; and

                           (ii) 2.75 to 1.0 as of September 30, 1998 and each
                  Fiscal Quarter thereafter.

                  (c) Consolidated Debt to Capitalization. As calculated on the last day of each Fiscal Quarter, permit the ratio of Consolidated Debt , to Capitalization to be greater than the following ratios as of the time periods set forth below:

                           (i)  .60 to 1.0 as of June 30, 1998; and

                           (ii) .5 to 1.0 as of September 30, 1998 and each
                  Fiscal Quarter thereafter.

                  (d) Debt Service Coverage Ratio. As calculated on the last day of each Fiscal Quarter, permit the ratio of EBITDA to an amount equal to: (i) Interest Expense, plus (ii) current payments of long term Debt to be less than 2.25 to 1.0.

                  (e) General Provisions. For the purpose of calculating EBITDA in parts (b) and (d) above, EBITDA shall be calculated on an annualized, trailing six (6) month basis and it shall include the EBITDA of any Acquisition so long as the calculation thereof is done in a manner reasonably calculated to comply with GAAP. For the purpose of calculating Interest Expense in part (d) above, Interest Expense shall be calculated on a trailing twelve (12) month basis. For the purpose of calculating EBITDA in parts (a), (b) and (d) above, the amount attributable to EBITDA shall exclude a pre-tax amount up to $500,000 in spinoff costs.

         Section 7.12 Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance by Borrower of its Obligations.

         Section 7.13 Restrictions on Physician Practice Acquisitions. (a) Enter into Physician Practice Acquisitions the aggregate cost of which exceeds $4,000,000 in any twelve (12) month period without the Agent's prior written consent; or (b) enter into any single Physician Practice Acquisition the cost of which exceeds $2,000,000 without the Agent's prior written approval.

         Section 7.14 Acquisitions. Make any Acquisition, provided that:

                  (a) the Borrower can make an Acquisition that satisfies all of the following:

                           (i) the total consideration (including cash, stock, personal property, and other Property) exchanged for such Acquisition does not exceed $5,000,000;

                           (ii) the ratio of: total consideration (including cash, stock, personal property, and other Property) exchanged for such Acquisition to annual pre-tax income after GAAP adjustments less minority interest as reflected on the Acquisition Pro-Forma does not exceed 6.5 to 1.0;

                           (iii) the aggregate number of Acquisitions in any
                  rolling twelve (12) month period, commencing with the month of January, 1998, does not exceed ten (10);

                           (iv) at least five (5) Business Days before such Acquisition, the Borrower delivers to Agent and Lenders the Acquisition Informational Package;

                           (v) simultaneously with the Acquisition, the Borrower shall deliver to Agent the documentation and agreements required by Section 6.15 herein; and

                           (vi) simultaneously with the Acquisition, the Borrower shall execute a Stock Pledge Agreement and shall deliver the securities described therein to Agent.

                  (b) the Borrower can make an Acquisition where the total consideration (including cash, stock, personal property, and other Property) exchanged for such Acquisition exceeds $5,000,000 only with the prior approval in writing of the Majority Lenders as evidenced by an Acquisition Approval Letter and satisfaction of the following conditions:

                           (i) at least fifteen (15) Business Days prior to the proposed Acquisition the Borrower delivers to Agent and Lenders the Acquisition Informational Package (it being understood that the Lenders shall use reasonable efforts to notify the Borrower within ten (10) Business Days after receipt of the Acquisition Informational Package of their decision to approve or disapprove the proposed Acquisition);

                           (ii)  if the Majority Lenders approve the
                  Acquisition, then simultaneously with the Acquisition, the Borrower shall deliver to Agent the documentation and agreements required by Section 6.15 herein; and

                           (iii) simultaneously with the Acquisition, the
                  Borrower shall execute a Stock Pledge Agreement and shall deliver the securities described therein to Agent.

Article VIII. Events of Default.

         Section 8.01 Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

                  (a) Principal and Interest Payments. Borrower fails to make payment when due of any installment of principal or interest on any of the Revolving Credit Notes or the Indebtedness within fifteen (15) days of the date thereof, or Borrower fails to pay when due any payment due hereunder or under any of the Loan Documents within fifteen (15) days of the due date thereof; or

                  (b) Representations and Warranties. Any representation or warranty made by Borrower in any Loan Document, proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including Financial Statements), certificate, or data furnished or made by Borrower in any Loan Document with respect to any Indebtedness, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified, provided that with regard to Borrower's representation in Section 4.04 herein, the Agent shall not be entitled to declare a default hereunder unless the Borrower's representation in
         Section 4.04 proves to be untrue with regard to any contract requiring the payment of money or goods valued at $250,000 or more or the performance of services valued at $250,000 or more; or

                  (c) Obligations. Borrower fails to perform its Obligations as required by and contained in any Loan Document or a breach occurs of any agreement, representation, or warranty contained herein or in any Loan Document and such continues for thirty (30) days after delivery by Agent of written notice to Borrower that it has failed to perform its Obligations or that a breach has occurred of any agreement, representation, or warranty contained herein or in any Loan Document, and following delivery of such written notice from Agent to Borrower the failure or breach has not been fully cured and/or corrected; provided and except that the 30 day notice and cure period shall not be applicable to Events of Default or breaches arising out of or under the following sections of this Loan Agreement (and in such cases no notice and cure period beyond any specifically stated therein shall be applicable):

                  Section 8.01(a), 8.01(b), 8.01(d), 8.01(e), 8.01(f), 8.01(h),
                  8.01(i), 8.01(k), 8.01(l), 6.01, 6.08, 6.09, 6.11, 6.12, 7.01,
                  7.02, 7.03, 7.05, 7.06, 7.07, 7.08, 7.09, 7.10, 7.11, and
                  7.12.

                  (d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator, or trustee of Borrower, any Subsidiary, any Partnership, or of any LLC, or of any of their respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower, any Subsidiary, any Partnership, or any LLC is adjudicated bankrupt or insolvent; or any of the Property of Borrower, any Subsidiary, any Partnership, or LLC is sequestered by court order or a petition is filed against Borrower, any subsidiary, Partnership, and/or any LLC under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, which proceeding is not dismissed within 60 days of filing; or

                  (e) Voluntary Petitions. Borrower, any Subsidiary, any Partnership, or any LLC takes affirmative steps to prepare to file, or Borrower, any Subsidiary, any Partnership, or any LLC files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                  (f) Assignments for Benefit of Creditors, Etc. Borrower, any Subsidiary, any Partnership, or any LLC makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower, any Subsidiary, any Partnership, or any LLC, or of all or any part of its Properties; or

                  (g) Discontinuance of Business, Etc. Borrower, any Subsidiary that acts as a general partner in any Partnership, any Partnership, or any LLC discontinues its usual business and such has a material adverse impact on Borrower's financial condition; or

                  (h) Cross-Default on Other Debt or Security. Subject to any applicable grace period or waiver prior to any due date, Borrower, any Subsidiary, any Partnership, any partnerships consolidated with Borrower on its consolidated Financial Statements, and/or any LLC fails to make any payment due on any Debt or security (as "security" is defined for purposes of the federal securities laws) in excess of an aggregate amount equal to $500,000 or any event shall occur or any condition shall exist with respect to any Debt or security of Borrower, any Subsidiary, any Partnership, and/or any LLC or under any agreement securing or relating to such indebtedness or security the effect of which is to cause or to permit any holder or holders of Debt in excess of an aggregate amount equal to $500,000 to cause such Debt or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                  (i) Undischarged Judgments. If a judgment for the payment of money in excess of $500,000 in the aggregate is rendered by any court or other governmental authority against Borrower, any Subsidiary, any Partnership, and/or any LLC which is not fully covered by valid collectible insurance (subject, however to a reasonable deductible); or

                  (j) Violation of Laws, Etc. Borrower, any Subsidiary, any Partnership, or any LLC violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America, or of any state or jurisdiction thereof which violation or failure has a material, adverse effect on Borrower, any Subsidiary, any Partnership, or any LLC; or Borrower fails or refuses at any and all times to remain current in its or their financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower are traded.

                  (k) Dissolution of Partnerships, Subsidiaries, or LLC's. Should any Partnership, Subsidiary, or LLC be dissolved prior to repayment of all amounts owed by such Partnership, Subsidiary, or LLC to Borrower.

                  (l) Change of Control. Should a Change of Control occur.

         Section 8.02 Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.01(d) and 8.01(e): (i) Agent may declare the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) at Agent's sole discretion and option, all obligations of Lenders under this Agreement shall immediately cease and terminate unless and until Agent shall reinstate such obligations in writing, (iii) Agent on behalf of Lenders may exercise all rights against the Guarantors under the Guaranties and against the Collateral set forth in the Security Documents or afforded a creditor under applicable law; or (iv) Agent on behalf of Lenders may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

         Upon the happening of any event specified in Section 8.01(d) and
Section 8.01(e) above: (i) all Indebtedness, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives, (ii) all obligations of Lenders under this Agreement shall immediately cease and terminate unless and until Agent shall reinstate such obligations in writing, (iii) Agent on behalf of Lenders may exercise all rights against the Guarantors under the Guaranties and against the Collateral set forth in the Security Documents or afforded a creditor under applicable law; or (iv) Agent on behalf of Lenders may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

         Section 8.03 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each of the Lenders and Agent are authorized, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by the Agent or any of the Lenders to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Agent shall have accelerated the Indebtedness or made any demand under this Agreement and although such obligations may be unmatured.

         Section 8.04 Default Conditions. Any of the following events shall be considered a Default Condition:

                  (a) Borrower suffers a material adverse change in its financial condition; and

                  (b) Any event occurs which with the passage of time or giving of notice would become an Event of Default hereunder or an Event of Default under any Guaranty.

         Upon the occurrence of a Default Condition or at any time thereafter until such Default Condition no longer exists, the Borrower agrees that the Agent and the Lenders, in Agent's sole discretion, and without notice to Borrower, may immediately cease making any Advances under the Loan Documents, all without liability whatsoever to Borrower or any other Person whomsoever, all of which is expressly waived hereby. Borrower releases Agent and each of the Lenders from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with Agent's and/or Lenders' determination to cease making Advances pursuant to this Section, unless Agent and/or Lenders act with gross negligence or willful misconduct.

Article IX. General Provisions.

         Section 9.01 Notices. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

                  (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Agent in writing:

                                     One Burton Hills Boulevard
                                     Suite 350
                                     Nashville, Tennessee 37215
                                     Attention:  Claire Gulmi

                  (b) if to Agent, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:

                                     Karen Ahern
                                     SunTrust Bank, Nashville, N.A., Agent
                                     201 Fourth Avenue North
                                     Nashville, Tennessee 37219

                  (c) if to STB, to its address shown below, or to such other addresses STB may have furnished to Borrower:

                                     Mark Mattson
                                     SunTrust Bank, Nashville, N.A.
                                     201 Fourth Avenue North
                                     Nashville, Tennessee  37219

                  (d) if to NBT, to the address shown below, or to such other address as NBT may have furnished to Borrower:

                                     Kim Dupuy
                                     One NationsBank Plaza
                                     Fourth Floor
                                     Nashville, Tennessee 37239

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

         Section 9.02 Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Agent to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

                  (a) Borrower shall send a written notice to Agent setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

                  (b) Agent, within a reasonable time, will send a written notice to Borrower, signed by an authorized officer of Agent, permitting or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Agent. Agent's failure to provide such written notice shall be deemed a refusal of such request.

         Section 9.03 Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

         Section 9.04 Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing.

         Section 9.05 Successors and Assigns. Borrower may not assign its rights or delegate its duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of Agent and Lenders and their respective successors and assigns. In the event that any of the Lenders sells participations in Indebtedness to participating lenders, each of such participating lenders shall have the rights of set-off against such Indebtedness and similar rights or Liens to the same extent available to Lenders, except as otherwise provided in this Agreement.

         Section 9.06 Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Indebtedness shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Indebtedness originally represented by any part of such other Indebtedness.

         Section 9.07 Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Agent or Lenders or their officers, employees, consultants, or agents, nor any failure or delay by Agent or any of the Lenders with respect to exercising any right, power, or privilege Agent or any of the Lenders under the Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Agent or Lenders may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Agent or the Lenders, as applicable. The execution by Agent or the Lenders of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

         Section 9.08 Cumulative Rights. Rights and remedies of Agent and Lenders under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.09 Construction. This Agreement and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

         Section 9.10 Nature of Commitment. With respect to the Loan and the Advances, Lenders' obligation to make the Loan or any Advances shall be deemed to be pursuant to a contract to make a loan or to extend debt financing or financial accommodations to or for the benefit of Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the United States Bankruptcy Code, 11 U.S.C. ? 101 et seq.

         Section 9.11 Disclosures. Every reference in this Agreement to disclosures of Borrower to Agent and to Lenders (except the Financial Statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to Agent and to Lenders concurrently with the execution of this Agreement and referred to specifically in the Loan Documents. The parties intend that such disclosures are to be limited to those presented in an orderly manner at the time of executing this Agreement and are not to be deemed to include expressly or impliedly any disclosures that previously may have been delivered from time to time to Agent and Lenders, except to the extent that such previous disclosures are again presented to Agent or Lenders in writing concurrently with the execution of this Agreement.

         Section 9.12 Governance; Exhibits. The terms of this Agreement shall govern if determined to be in conflict with the terms or provisions in any other Loan Document. The exhibits attached to this Agreement are incorporated in this Agreement and shall be considered a part of this Agreement except that in the event of any conflict between an exhibit and this Agreement or another Loan Document, the provisions of this Agreement or the Loan Document, as the case may be, shall prevail over the exhibit.

         Section 9.13 Titles of Articles, Sections, and Subsections. All titles or headings to articles, sections, subsections, or other divisions of this Agreement or the exhibits to this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling with respect to the agreement between the parties.

         Section 9.14 Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

         Section 9.15 Remedies. All remedies for which this Agreement and all other Loan Documents provide for Agent shall be in addition to all other remedies available to Agent and Lenders under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

         Section 9.16 Application of Prepayments. Prepayments shall be applied at Agent's sole discretion (i) first to accrued interest under any of the Obligations as determined by Agent and (ii) second to reduce principal of any of the Obligations, all in such manner as determined by Agent.

         Section 9.17 Computations; Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP applied on a consolidated basis consistent with those in effect at the Closing Date.

         Section 9.18 Costs, Expenses, and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of Agent (including the reasonable fees and out-of-pocket expenses of counsel for Agent) incurred by Agent in connection with the preparation, execution, delivery, administration, interpretation, enforcement, or protection of Agent or either of Lenders' rights under the Loan Documents (including any suit for declaratory judgment or interpretation of the provisions hereof). In addition, Borrower agrees to pay, and to hold Agent and both of the Lenders harmless from all liability for, any stamp or other taxes (including taxes under Tennessee Code Annotated Section 67-4-409 due upon the recordation of mortgages and financing statements) which may be payable in connection with the execution or delivery of this Agreement, the Advances, and the Collateral under this Agreement, or the issuance of the Loan Documents delivered or to be delivered under or in connection with this Agreement. Borrower, upon request, promptly will reimburse Agent and both of the Lenders for all amounts expended, advanced, or incurred by Agent and both of the Lenders to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to perfect a Lien in favor of Agent and both of the Lenders, or to protect the Properties or business of Borrower or to collect the Obligations, or to enforce the rights of Agent and both of the Lenders under this Agreement or any other Loan Document, which amounts will include all court costs, attorney's fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Agent and both of the Lenders in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Loan Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section provides shall survive any termination of this Agreement.

         Section 9.19 Distribution of Information. The Borrower hereby authorizes the Agent and the Lenders, as the Agent and the Lenders may elect in their sole discretion, to discuss with and furnish to any affiliate of the Agent and the Lenders, to any government or self-regulatory agency with jurisdiction over the Agent and the Lenders, or to any participant or prospective participant, all financial statements, audit reports and other information pertaining to the Borrower and/or its Subsidiaries whether such information was provided by Borrower or prepared or obtained by the Agent and the Lenders or third parties. Neither the Agent nor the Lenders nor any of their employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of Borrower which the Agent or the Lenders may elect to distribute, whether such information was provided by Borrower or prepared or obtained by the Agent, the Lenders, or third parties, nor shall the Agent, the Lenders, or any of their employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

         Section 9.20 Entire Agreement; No Oral Representations Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

         Section 9.21 Amendments. Excluding Section 11.1 through 11.14, the Borrower's written agreement shall be necessary to amend this Agreement. Sections 11.1 through 11.14 of this Agreement may be amended by the Lenders without the necessity of Borrower's agreement thereto pursuant to the provisions contained therein.

         Section 9.22 Non-Use Fee. As additional consideration for the Lenders' committing and reserving monies to fund the Revolving Credit Notes, the Borrower shall pay to Agent for the account of Lenders quarterly in arrears a fee at a rate equal to the Applicable Margin per annum of the average unused portion of the Revolving Credit Notes during the prior Fiscal Quarter. The fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         Section 9.23 Commitment Fee. In consideration of Lenders' willingness to extend the Loans and to reserve the funds necessary to fund the Revolving Credit Notes, the Borrower shall pay to Agent for distribution to Lenders a one-time commitment fee equal to $37,500.00.

Article X. Jury Waiver.

         Section 10.01 Jury Waiver. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, BORROWER, AGENT, AND LENDERS HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

Article XI. The Agent.

         Section 11.01 Appointment of Agent. Each of the Lenders hereby designates the Agent to administer all matters concerning the Indebtedness and the Obligations and to act as herein specified. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The Lenders agree that neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Lenders agree that the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Agent.

         Section 11.02 Authorization of Agent with Respect to the Loan Documents. (a) Each of the Lenders hereby authorizes the Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms thereof.

                  (b) The Agent shall administer the Loans described herein and the Loan Documents on behalf of and for the benefit of the Lenders in all respects as if the Agent were the sole Lender under the Loan Documents, except that:

                           (i) The Agent shall administer the Loans and the Loan Documents with a degree of care at least equal to that customarily employed by the Agent in the administration of similar credit facilities for its own account.

                           (ii) The Agent shall not, without the consent of the
                  Majority Lenders, take any of the following actions:

                                (A) agree to a waiver of any material
                           requirements, covenants, or obligations of the Borrower or of any of the Guarantors contained herein;

                                     (B) agree to any amendment to or
                           modification of any of the terms of any of the Loan Documents;

                                     (C) waive any Event of Default or Default
                           Condition as set forth in the Loan Agreement;

                                     (D) accelerate the Indebtedness described
                           in the Loan Agreement following an Event of Default;
                           or

                                     (E) initiate litigation or pursue other
                           remedies to enforce the obligations contained in any Loan Document or to collect the Indebtedness described herein.

                           (iii) The Agent shall not, without the consent of all of the Lenders, take any of the following actions:

                                     (A) extend the maturity of any payment of
                           principal of or interest on the Indebtedness described herein;

                                     (B) reduce any fees paid to or for the
                           benefit of Lenders under the Loan Agreement;

                                     (C) reduce the rate of interest charged on
                           the Indebtedness described herein;

                                     (D) release any Guaranty;

                                     (E) postpone any date fixed for the
                           payment in respect of principal of, or interest on the Indebtedness described herein, or any fees hereunder;

                                     (F) modify the definition of Majority
                           Lenders; or

                                     (G) modify this Section 11.02(b)(iii).

                  (c) The Agent, upon its receipt of actual notice thereof, shall notify the Lenders of: (i) each proposed action that would require the consent of the Lenders as set forth herein, or (ii) any action proposed to be taken by the Agent in the administration of the Loans and Loan Documents not in the ordinary course of business; provided that any failure of the Agent to give the Lenders any such notice shall not alone be the basis for any liability of the Agent to the Lenders except for the Agent's gross negligence or willful misconduct.

                  (d) The Lenders agree that the Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. Agent shall incur no liability to any of the Lenders for giving consent on behalf of the Lenders when under the terms of this Agreement consent may not be unreasonably withheld.

                  (e) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In each circumstance where any consent of or direction from the Majority Lenders or all of the Lenders is required or requested by Agent, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after Agent sends such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

         Section 11.03 Agent's Duties Limited; No Fiduciary Duty. The Lenders agree that the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. The Lenders agree that none of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship to or in respect of any of the Lenders, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

         SECTION 11.04 NO RELIANCE ON THE AGENT. (a) EACH OF THE LENDERS REPRESENTS AND WARRANTS TO THE AGENT AND THE OTHER LENDERS THAT INDEPENDENTLY AND WITHOUT RELIANCE UPON THE AGENT, EACH OF THE LENDERS, TO THE EXTENT IT DEEMS APPROPRIATE, HAS MADE AND SHALL CONTINUE TO MAKE (I) ITS OWN INDEPENDENT INVESTIGATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER AND THE GUARANTORS IN CONNECTION WITH THE TAKING OR NOT TAKING OF ANY ACTION IN CONNECTION HEREWITH, AND (II) ITS OWN APPRAISAL OF THE CREDIT WORTHINESS OF THE BORROWER AND THE GUARANTORS, AND EACH OF THE LENDERS FURTHER AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE AGENT SHALL HAVE NO DUTY OR RESPONSIBILITY, EITHER INITIALLY OR ON A CONTINUING BASIS, TO PROVIDE ANY OF THE LENDERS WITH ANY CREDIT OR OTHER INFORMATION WITH RESPECT THERETO, WHETHER COMING INTO ITS POSSESSION BEFORE THE MAKING OF THE LOANS OR AT ANY TIME OR TIMES THEREAFTER. AS LONG AS ANY OF THE LOANS ARE OUTSTANDING AND/OR ANY AMOUNT IS AVAILABLE TO BE REQUESTED OR BORROWED HEREUNDER, OR THIS AGREEMENT AND THE LOAN DOCUMENTS

HAVE NOT BEEN CANCELLED AND TERMINATED, EACH OF THE LENDERS SHALL CONTINUE TO MAKE ITS OWN INDEPENDENT EVALUATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWERS AND THE GUARANTORS.

                  (b) The Agent shall not be responsible to any of the Lenders for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Guarantees, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower or the Guarantors, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Notes, the Guarantees, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Borrower or the Guarantors, or the existence or possible existence of any Default Condition or Event of Default.

         Section 11.05 Certain Rights of Agent. The Lenders agree that if the Agent shall request instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement) with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement); and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, none of the Lenders shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders (or, with regard to acts for which the consent of all of the Lenders is expressly required under the terms of this Agreement, in accordance with the instructions of all of the Lenders).

         Section 11.06 Reliance by Agent. The Lenders agree that the Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Lenders agree that the Agent may consult with legal counsel (including counsel for any of the Lenders), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 11.07 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each of the Lenders will reimburse and indemnify the Agent, ratably according to their respective Pro Rata Share, for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees of experts, consultants and counsel and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that none of the Lenders shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations and indemnifications arising under this Section
11.07 shall survive termination of this Agreement, repayment of the Loans and indebtedness arising in connection with the Letters of Credit and expiration of the Letters of Credit.

         Section 11.08 The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement and the Loans made by it, the Agent shall have the same rights and powers hereunder as any other of the Lenders, and may exercise the same as though it were not performing the duties of Agent specified herein; and the terms "Lenders" and "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and the Guarantors, and any affiliate of the Borrower as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         Section 11.09 Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Majority Lenders; provided, however, the Agent may not resign or be removed until (i) a successor Agent has been appointed and shall have accepted such appointment and (ii) the successor Agent has assumed all responsibility for issuance of the Letters of Credit and the successor Agent has assumed in the place and stead of the Agent all existing liability under outstanding Letters of Credit. The transactions described in the immediately preceding sentence shall be accomplished pursuant to written agreements reasonably satisfactory to the Agent and the successor Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

                  (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         Section 11.10 Notice of Default or Event of Default. In the event that the Agent or any of the Lenders shall acquire actual knowledge, or shall have been notified, of any Default Condition or Event of Default (other than through a notice by one party hereto to all other parties), the Agent or such Lender shall promptly notify the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If, following notification by Agent to Lenders, the Majority Lenders (or all of the Lenders if required hereunder) shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default Condition or Event of Default within five
(5) Business Days after their receipt of the notice of any Default Condition or Event of Default from the Agent or any Lender, or shall request inconsistent action with respect to such Default Condition or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion to be advisable for the protection of the Lenders.

         Section 11.11 Sharing of Payments, etc. Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to the Indebtedness which results in its receiving more than its Pro Rata Share of the aggregate payments with respect to all of the Indebtedness, then (a) such Lender shall be deemed to have simultaneously purchased from the other Lender a share in the Indebtedness so that the amount of the Indebtedness held by each of the Lenders shall continue to equal their respective Pro Rata Shares, and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably.

         Section 11.12 Separate Liens on Collateral. Each Lender agrees with the other Lenders that it will not take or permit to exist any Lien in its favor on any of the Collateral or other property of any of the Borrowers other than Liens securing the Indebtedness.

         Section 11.13 Payments Between Agent and Lenders. All payments by the Agent to any Lender, and all payments by any Lender to the Agent, under the terms of this Agreement shall be made by wire transfer in immediately available funds to the receiving party's address specified in or pursuant to Section 9.01 hereof. If the Agent or any of the Lenders shall fail to pay when due any sum payable to the Agent or any other Lender, such sum shall bear interest until paid at the interest rate per annum for overnight borrowing by the payee from the Federal Reserve Bank for the period commencing on the date such payment was due and ending on, but excluding, the date such payment is made.

         Section 11.14 Independent Agreements. The provisions contained in Sections 11.01 through 11.10 and Sections 11.12, 11.13, and 11.15 constitute independent obligations and agreements of the Agent and the Lenders, and the Borrower shall not be deemed a party thereto or bound thereby or entitled to any benefit thereunder. The Borrower acknowledges the rights of the Lenders and the Agent under Section 11.11.

         Section 11.15 Limitation on Lenders. The Borrower agrees and acknowledges that neither the Agent nor STB shall have liability to the Borrower for any damages or claim of any kind whatsoever, whether seen or unforeseen, arising out of or in connection with the failure of NBT to fund through the Agent its Pro Rata Share of any Advance, and that Borrower's sole recourse for such conduct by NBT shall be to NBT.

         The Borrower agrees and acknowledges that NBT shall not have liability to the Borrower for any damages or claims of any kind whatsoever, whether seen or unforeseen, arising out of or in connection with the failure of STB to fund through the Agent its Pro Rata Share of any Advance, and that Borrower's sole recourse for such conduct by STB shall be to STB.

         ENTERED INTO this date first set forth above.

                                      BORROWER:

                                      AMSURG CORP., a Tennessee corporation


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                                      AGENT:

                                      SUNTRUST BANK, NASHVILLE, N.A., AGENT


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

PRO RATA SHARE                        LENDERS:

         60%                          SUNTRUST BANK, NASHVILLE, N.A..


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

         40%                          NATIONSBANK OF TENNESSEE, N.A.


                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                               INDEX OF EXHIBITS

Exhibit A:        Notice of Interest Rate Election (ss. 2.06(b) and ss. 2.06(c)) (form)

Exhibit B:        Borrowing Request

Exhibit C:        Revolving Credit Notes

Exhibit D:        Exemptions from ss. 4.07 (Largo, FL and Evansville, IN)

Exhibit E:        List of Subsidiaries

Exhibit F:        List of Partnerships and LLC's

Exhibit G:        Opinion Letter of Borrower's Counsel Due at Closing

Exhibit H:        Acquisition Approval Letter

Exhibit I:        Acquisition Informational Package

Exhibit J:        Acquisition Pro-Forma

                          EXHIBIT A TO LOAN AGREEMENT

                    FORM OF NOTICE OF INTEREST RATE ELECTION

VIA  FAX:
ATTN: MARK MATTSON
SunTrust Bank, Nashville, N.A., Agent




Date:                                 ,
     --------------------------------- --------


         Re: Third Amended and Restated Loan Agreement dated May      , 1998
         by and among AmSurg Corp., the Lenders listed therein, and SunTrust Bank, Nashville, N.A., as Agent (as may be amended from time to time, the "Loan Agreement")

Capitalized terms not otherwise defined in this request have the same meaning as in the Loan Agreement. The individual signing this request certifies that
(i) he or she is an individual authorized by the Borrower to submit this Notice of Interest Rate Election to the Agent pursuant to the Loan Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to
Section 2.06(b) and/or 2.06(c) of the Loan Agreement, the continuation or conversion of an Advance made under the Loan Agreement (the "Continued/Converted Advance"), and (iii) the amount of the Continued/Converted Advance is available to the Borrower pursuant to the Loan Agreement. The information below relates to the Continued/Converted Advance:

1.  IDENTIFICATION THE CONTINUED/CONVERTED ADVANCE:

                                                         Amount

                  Base Rate Advance                $
                  LIBOR Based Rate Advance          -------------------
                  expiring                         $
                          ---------                 -------------------

2.  DATE OF CONTINUED/CONVERTED ADVANCE:
                                        --------------------------------------

3.  DESIGNATION OF INTEREST OPTION FOR CONTINUED/CONVERTED ADVANCE:

                  Base Rate Advance  $                                 (Multiples of $100,000 and minimum of $100,000)
                                      ---------------------------------
                  LIBOR Based Rate Advance $                              (Multiples of $500,000 and minimum of
                                            ------------------------------
                  $500,000)

Notices of Interest Rate Election must be given prior to 11:00 a.m. (local time for Agent) two (2) Business Days prior to the Proposed Continuation/Conversion for Libor Based Rate Advances and on the same day of the Proposed
Continuation/Conversion for Base Rate Advances. All Notices of Interest Rate Election received after 11:00 a.m. shall be deemed received on the next Business Day.

4. LIBOR BASED RATE PERIOD FOR CONTINUED/CONVERTED ADVANCES CALCULATED AT THE LIBOR BASED RATE (indicate one):

(a)               30 DAYS                    60 DAYS                    90 DAYS
    --------------            ---------------         -----------------

(b)      CALCULATION OF RATE:

         LIBOR
                                        ------------
         Plus Applicable Margin
                                        ------------
               TOTAL =
                                        ------------
(c) EXPIRATION DATE:
                    ---------------

In connection with the Continued/Converted Advance the undersigned represents on the date hereof and on the date of the Continued/Converted Advance (a) there exists no Default or Event of Default and (b) the conditions as set forth in
Section 5.03 of the Loan Agreement have been met and the representations contained therein are true and correct.

BORROWER:

AMSURG CORP.


By:
   -------------------------------------------------

Title:
      ----------------------------------------------

                          EXHIBIT B TO LOAN AGREEMENT

                           FORM OF BORROWING REQUEST


VIA  FAX:
ATTN: MARK MATTSON
SunTrust Bank, Nashville, N.A., Agent




Date:                               ,
     -------------------------------  ------------

         Re: Third Amended and Restated Loan Agreement dated May      , 1998 by
         and among AmSurg Corp., the Lenders listed therein and SunTrust Bank, Nashville, N.A., as Agent (as may be amended from time to time, the "Loan Agreement")

Capitalized terms not otherwise defined in this request have the same meaning as in the Loan Agreement. The individual signing this request certifies that
(i) he or she is an individual authorized by the Borrower to submit Borrowing Requests to the Agent pursuant to the Loan Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 2.03 of the Loan Agreement, an Advance under the Loan Agreement (the "Proposed Advance"), and (iii) the amount of the Proposed Advance is available to the Borrower pursuant to the Loan Agreement. The information below relates to the Proposed Advance:

1.       AMOUNT OF PROPOSED ADVANCE:
                                    -------------------------------------------

2.       DATE OF PROPOSED ADVANCE:
                                  ---------------------------------------------

3.       DESIGNATION OF ADVANCES:
                                 ----------------------------------------------

                  Base Rate Advance $                          (Multiples of $100,000 and minimums of $100,000)
                                     --------------------------

                  LIBOR Based Rate Advance $                                    (Multiples of $500,000 and minimums of
                                            ------------------------------------
                  $500,000)

Borrowing Requests must be given prior to 11:00 a.m. (local time for Agent) two
(2) Business Days prior to the Proposed Advance for Libor Based Rate Advances and on the same day of the Proposed Advances for Base Rate Advances. All Borrowing Requests received after 11:00 a.m. shall be deemed received on the next Business Day.

4.       For LIBOR Based Rate Advances, the LIBOR Based Rate Period
         (indicate one):

(a)               30 DAYS                   60 DAYS                    90 DAYS
   --------------          -----------------          -----------------

(b)      CALCULATION OF RATE:

         LIBOR
                                        ----------------
         Plus Applicable Margin
                                        ----------------
               TOTAL =
                                        ----------------

(c) EXPIRATION DATE:
                    ---------------

5.       DEPOSIT PROCEEDS OF BORROWING INTO AMSURG CORP.
         ACCOUNT NO.                                    .
                    ------------------------------------
AND

WIRE TRANSFER $                              FROM OUR ACCOUNT NO.
               -----------------------------                     -------------
ACCORDING TO THE FOLLOWING INSTRUCTIONS:

Name of Bank:
             -----------------------------------
ABA No.
       -----------------------------------------
Credit account No.
                  ------------------------------
Beneficiary Name
                --------------------------------
Special Instructions
                    ----------------------------

------------------------------------------------
Remitter
        ----------------------------------------

6. The Borrower represents to Agent that the amount of the Proposed Advance, when combined with the outstanding principal amount of the Revolving Credit Notes plus the face amount of all outstanding Letters of Credit does not exceed $50,000,000.

7. The conditions as set forth in Section 5.03 of the Loan Agreement have been met and the representations contained therein are true and correct.

BORROWER:

AMSURG CORP.

By:
   ------------------

Title:
      ---------------

                                   SCHEDULE I
































TOTALS

                          EXHIBIT C TO LOAN AGREEMENT

                                                                       SUNTRUST

               FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

         FOR VALUE RECEIVED, AMSURG CORP., a Tennessee corporation (hereinafter referred to as "Borrower"), promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N.A., a national bank (the "Lender") at the Nashville, Tennessee offices of SunTrust Bank, Nashville, N.A., Agent (the "Agent"), in lawful money of the United States of America, the principal sum of_______________ and no/100 Dollars ($_______________ ), or so much thereof as may be advanced from time to time by the Lender, together with interest on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity at the rate of interest set forth in that certain Third Amended and Restated Loan Agreement executed among Borrower, Lender, NationsBank of Tennessee, N.A., and Agent dated May___, 1998, as such may be amended from time to time (herein referred to as the "Loan Agreement"). Interest for each year shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

         So long as no default has occurred and is continuing hereunder and so long as no Event of Default or Default Condition has occurred and is continuing under the Loan Agreement, and subject to the terms of the Loan Agreement, the Borrower may borrow hereunder, repay such borrowings, and reborrow hereunder as provided in the Loan Agreement. Lender shall keep records of all borrowings and repayments. Draws under this Note shall be evidenced by such documentation as required by Article II of the Loan Agreement.

         Advances under this Note shall be made pursuant to the procedure specified in the Loan Agreement.

         This Note shall be repaid as follows:

                  (a) Commencing on the tenth (10th) day of ___,___, and on the tenth day of each consecutive month through and including December 10, 2000, the Borrower shall pay to Lender an amount equal to all then accrued interest; and

                  (b) On January 10, 2001, this Note shall mature at which time the Borrower shall pay to Lender an amount equal to all outstanding principal, plus all then accrued interest.

         This Note is subject to the terms of the Loan Agreement.

         Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         Principal and unpaid interest bear interest during the continuance of any default in payment of principal and interest as herein provided at the lesser of (i) the Base Rate (as defined in the Loan Agreement) plus 4% per annum, or the maximum lawful rate of interest permitted by law. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

         In the event that there occurs any breach of any promise made in this Note and such breach continues for longer than fifteen (15) days, or upon the occurrence of an Event of Default as defined in the Loan Agreement, then, during the continuance of any of such events, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         The Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid more than five days after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments; and provided that the late charge shall not be applicable to the payment due on the Maturity Date.

         The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

         This Note is a secured Note.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

         This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

         This Note is one of the Revolving Credit Notes issued by Borrower pursuant to the Loan Agreement. This Note reflects in part an amendment, restatement, and increase to the revolving credit indebtedness previously evidenced by that certain Amended and Restated Revolving Credit Note payable to the order of SunTrust Bank, Nashville, N.A. in the principal amount of $12,000,000 dated as of June 25, 1996, which Amended and Restated Revolving Credit Note was assigned by SunTrust Bank, Nashville, N.A. to Agent. Subsequent to the assignment to Agent, the revolving credit indebtedness was increased from time to time, the last such increase being an increase to $35,000,000 and separate amended and restated notes were issued to the Lenders (as defined in the Loan Agreement) to evidence the amended, restated, and increased revolving credit indebtedness. This Note is not (and is not intended to be) a novation of the revolving credit indebtedness evidenced by the previously issued amended and restated revolving credit notes, but is intended to reflect an increase in the principal amount and an amendment to the terms thereof.

         Executed this         day of          ,        .
                      --------       ---------  --------

                                        BORROWER:
                                        AMSURG CORP., a Tennessee
                                          corporation


                                        By:
                                           -------------------------

                                        Title:
                                              ----------------------

                          EXHIBIT C TO LOAN AGREEMENT


                                                                    NATIONSBANK

               FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

         FOR VALUE RECEIVED, AMSURG CORP., a Tennessee corporation (hereinafter referred to as "Borrower"), promises and agrees to pay to the order of NATIONSBANK OF TENNESSEE, N.A., a national bank (the "Lender") at the Nashville, Tennessee offices of SunTrust Bank, Nashville, N.A., Agent (the "Agent"), in lawful money of the United States of America, the principal sum of __________________________________________ and no/100 Dollars
($_____________________________), or so much thereof as may be advanced from time to time by the Lender, together with interest on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity at the rate of interest set forth in that certain Third Amended and Restated Loan Agreement executed among Borrower, Lender, SunTrust Bank, Nashville, N.A., and Agent dated May ______, 1998, as such may be amended from time to time (herein referred to as the "Loan Agreement"). Interest for each year shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

         So long as no default has occurred and is continuing hereunder and so long as no Event of Default or Default Condition has occurred and is continuing under the Loan Agreement, and subject to the terms of the Loan Agreement, the Borrower may borrow hereunder, repay such borrowings, and reborrow hereunder as provided in the Loan Agreement. Lender shall keep records of all borrowings and repayments. Draws under this Note shall be evidenced by such documentation as required by Article II of the Loan Agreement.

         Advances under this Note shall be made pursuant to the procedure specified in the Loan Agreement.

         This Note shall be repaid as follows:

                  (a) Commencing on the tenth day of ___,____ and on the tenth day of each consecutive month through and including December 10, 2000, the Borrower shall pay to Lender an amount equal to all then accrued interest; and

                  (b) On January 10, 2001 this Note shall mature at which time the Borrower shall pay to Lender an amount equal to all outstanding principal, plus all then accrued interest.

         This Note is subject to the terms of the Loan Agreement.

         Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         Principal and unpaid interest bear interest during the continuance of any default in payment of principal and interest as herein provided at the lesser of (i) the Base Rate (as defined in the Loan Agreement) plus 4% per annum, or (ii) the maximum lawful rate of interest permitted by law. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney's fee.

         In the event that there occurs any breach of any promise made in this Note and such breach continues for longer than fifteen (15) days, or upon the occurrence of an Event of Default as defined in the Loan Agreement, then, during the continuance of any of such events, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         The Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid more than five days after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments; and provided that the late charge shall not be applicable to the payment due on the Maturity Date.

         The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

         This Note is a secured Note.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

         This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

         This Note is one of the Revolving Credit Notes issued by Borrower pursuant to the Loan Agreement. This Note reflects in part an amendment, restatement, and increase to the revolving credit indebtedness previously evidenced by that certain Amended and Restated Revolving Credit Note payable to the order of SunTrust Bank, Nashville, N.A. in the principal amount of $12,000,000 dated as of June 25, 1996, which Amended and Restated Revolving Credit Note was assigned by SunTrust Bank, Nashville, N.A. to Agent. Subsequent to the assignment to Agent, the revolving credit indebtedness was increased from time to time, the last such increase being an increase to $35,000,000 and separate amended and restated notes were issued to the Lenders (as defined in the Loan Agreement) to evidence the amended, restated, and increased revolving credit indebtedness. This Note is not (and is not intended to be) a novation of the revolving credit indebtedness evidenced by the previously issued amended and restated revolving credit notes, but is intended to reflect an increase in the principal amount and an amendment to the terms thereof.

         Executed this          day of        ,         .
                      ----------       ------  ---------

                                        BORROWER:


                                        AMSURG CORP., a Tennessee
                                          corporation



                                        By:
                                           ------------------------

                                        Title:
                                              ---------------------

                          EXHIBIT D TO LOAN AGREEMENT

                          EXEMPTIONS FROM SECTION 4.07


1. Loan to the Largo Urology ASC, Inc., Largo, Florida. AmSurg will own 40% of this Ambulatory Surgery Center with a right to buy up to 51% after 3 years of operation.

2. Loan to Evansville ASC, LLC, Evansville, Indiana. AmSurg's current ownership is 40%. On the date of opening, AmSurg will purchase an additional 15% bringing ownership to 55%.

                                 EXHIBIT E & F
                                SUBSIDIARY LIST *
                               AS OF MAY 1, 1998
                                 PAGE (1 OF 6)


                                         STATE OF                                                    OWNERSHIP
  NAME OF SUBSIDIARY                   ORGANIZATION                     OWNED BY                    PERCENTAGE
  ------------------                   ------------                     --------                    ----------
AmSurg KEC, Inc.                            TN                   AmSurg Corp.                           100%

The Endoscopy Center of                     TN                   AmSurg KEC, Inc.                        51%
Knoxville, L.P.

AmSurg EC Topeka, Inc.                      TN                   AmSurg Corp.                           100%

The Endoscopy Center of                     TN                   AmSurg EC Topeka, Inc.                  60%
Topeka, L.P.

AmSurg EC St. Thomas, Inc.                  TN                   AmSurg Corp.                           100%

The Endoscopy Center of St.                 TN                   AmSurg EC St. Thomas,                   60%
Thomas, L.P.                                                     Inc.

AmSurg EC Centennial, Inc.                  TN                   AmSurg Corp.                           100%

The Endoscopy Center of                     TN                   AmSurg EC Centennial,                   60%
Centennial, L.P.                                                 Inc.

AmSurg EC Beaumont, Inc.                    TN                   AmSurg Corp.                           100%

The Endoscopy Center of                     TN                   AmSurg EC Beaumont,                     51%
Southeast Texas, L.P.                                            Inc.

AmSurg EC Santa Fe, Inc.                    TN                   AmSurg Corp.                           100%

The Endoscopy Center of                     TN                   AmSurg EC Santa Fe,                     60%
Santa Fe, L.P.                                                   Inc.

AmSurg EC Washington, Inc.                  TN                   AmSurg Corp.                           100%

The Endoscopy Center of                     TN                   AmSurg EC Washington,                   60%
Washington D.C., L.P.                                            Inc.

AmSurg Torrance, Inc.                       TN                   AmSurg Corp.                           100%

The Endoscopy Center of the                 TN                   AmSurg Torrance, Inc.                   51%
South Bay, L.P.

AmSurg Encino, Inc.                         TN                   AmSurg Corp.                           100%


* The registered office for all entities is:

      One Burton Hills Blvd., Suite 350
      Nashville, TN 37215

                              SUBSIDIARY LIST *
                              AS OF MAY 1, 1998
                                PAGE (2 OF 6)

                                         STATE OF                                                    OWNERSHIP
  NAME OF SUBSIDIARY                   ORGANIZATION                     OWNED BY                    PERCENTAGE
  ------------------                   ------------                     --------                    ----------
The Valley Endoscopy Center,                TN                   AmSurg Encino, Inc.                     51%
L.P.

AmSurg Brevard, Inc.                        TN                   AmSurg Corp.                           100%

The Ophthalmology Center of                 TN                   AmSurg Brevard, Inc.                    51%
Brevard, L.P.

AmSurg Sebastopol, Inc.                     TN                   AmSurg Corp.                           100%

The Sebastopol ASC, L.P.                    TN                   AmSurg Sebastopol, Inc.                 60%

AmSurg ENT Brevard, Inc.                    TN                   AmSurg Corp.                           100%

The ENT Center of Brevard,                  TN                   AmSurg ENT Brevard,                     51%
L.P.                                                             Inc.

AmSurg Abilene, Inc.                        TN                   AmSurg Corp.                           100%

The Abilene ASC, L.P.                       TN                   AmSurg Abilene, Inc.                    60%

AmSurg West Tennessee, Inc.                 TN                   AmSurg Corp.                           100%

AmSurg Lakeland, Inc.                       TN                   AmSurg Corp.                           100%

AmSurg SWFLA, Inc.                          TN                   AmSurg Corp.                           100%

AmSurg Lorain, Inc.                         TN                   AmSurg Corp.                           100%

The Lorain ASC, L.P.                        TN                   AmSurg Lorain, Inc.                     51%

AmSurg Maryville, Inc.                      TN                   AmSurg Corp.                           100%

The Maryville ASC                           TN                   AmSurg Maryville, Inc.                  51%

AmSurg Miami, Inc.                          TN                   AmSurg Corp.                           100%

The Miami ASC, L.P.                         TN                   AmSurg Miami, Inc.                      70%

AmSurg North Platte, Inc.                   TN                   AmSurg Corp.                           100%

AmSurg Fort Collins, Inc.                   TN                   AmSurg Corp.                           100%

AmSurg Hanford, Inc.                        TN                   AmSurg Corp.                           100%

                              SUBSIDIARY LIST *
                              AS OF MAY 1, 1998
                                PAGE (3 OF 6)

                                         STATE OF                                                    OWNERSHIP
  NAME OF SUBSIDIARY                   ORGANIZATION                     OWNED BY                    PERCENTAGE
  ------------------                   ------------                     --------                    ----------
The Hanford ASC, L.P.                       TN                   AmSurg Hanford, Inc.                    63%

AmSurg Dallas, Inc.                         TN                   AmSurg Corp.                           100%

AmSurg Port Arthur, Inc.                    TN                   AmSurg Corp.                           100%

AmSurg Melbourne, Inc.                      TN                   AmSurg Corp.                           100%

The Melbourne ASC, L.P.                     TN                   AmSurg Melbourne, Inc.                  51%

AmSurg Chicago, Inc.                        TN                   AmSurg Corp.                           100%

The Chicago Endoscopy ASC,                  TN                   AmSurg Chicago, Inc.                    51%
L.P.

AmSurg Hillmont, Inc.                       TN                   AmSurg Corp.                           100%

The Hillmont ASC, L.P.                      TN                   AmSurg Hillmont, Inc.                   51%

AmSurg Northwest Florida,                   TN                   AmSurg Corp.                           100%
Inc.

The Northwest Florida ASC,                  TN                   AmSurg Northwest                        51%
L.P.                                                             Florida, Inc.

AmSurg Palmetto, Inc.                       TN                   AmSurg Corp.                           100%

The Palmetto ASC, L.P.                      TN                   AmSurg Palmetto, Inc.                   51%

AmSurg Hallandale, Inc.                     TN                   AmSurg Corp.                           100%

The Hallandale Surgery ASC,                 TN                   AmSurg Hallandale, Inc.                 51%
L.P.

AmSurg Ocala, Inc.                          TN                   AmSurg Corp.                           100%

The Ocala Endoscopy ASC,                    TN                   AmSurg Ocala, Inc.                      51%
L.P.

AmSurg South Florida                        TN                   AmSurg Corp.                           100%
Network, Inc.

                                SUBSIDIARY LIST
                               AS OF MAY 1, 1998
                                 PAGE (4 OF 6)

                                         STATE OF                                                    OWNERSHIP
  NAME OF SUBSIDIARY                   ORGANIZATION                     OWNED BY                    PERCENTAGE
  ------------------                   ------------                     --------                    ----------
The GI Network of South                     TN                   AmSurg South Florida                    51%
Florida, L.P.                                                    Network, Inc.

AmSurg Largo, Inc.                          TN                   AmSurg Corp.                           100%

The Largo Urology ASC, L.P.                 TN                   AmSurg Largo, Inc.                      40%

AmSurg Dade County, Inc.                    TN                   AmSurg Corp.                           100%

Gastroenterology Group of                   TN                   AmSurg Dade County,                     70%
South Florida                                                    Inc.

AmSurg Panama City, Inc.                    TN                   AmSurg Corp.                           100%

AmSurg Miami Urology, Inc.                  TN                   AmSurg Corp.                           100%

The Miami Urology Group,                    TN                   AmSurg Miami Urology,                   60%
L.P.                                                             Inc.

The Miami Urology ASC, L.P.                 TN                   AmSurg Miami Urology,                   60%
                                                                 Inc.

AmSurg Crystal River, Inc.                  TN                   AmSurg Corp.                           100%

The Crystal River Endoscopy                 TN                   AmSurg Crystal River,                   51%
ASC, L.P.                                                        Inc.

AmSurg Abilene Eye, Inc.                    TN                   AmSurg Corp.                           100%

The Abilene Eye ASC, L.P.                   TN                   AmSurg Abilene Eye,                     51%
                                                                 Inc.

AmSurg Holdings, Inc.                       TN                   AmSurg Corp.                           100%

The Knoxville Ophthalmology                 TN                   AmSurg Holdings, Inc.                   60%
ASC, LLC

The West Monroe Endoscopy                   TN                   AmSurg Holdings, Inc.                   55%
ASC, LLC

The Montgomery Eye Surgery                  TN                   AmSurg Holdings, Inc.                   51%
Center, LLC

                                SUBSIDIARY LIST
                               AS OF MAY 1, 1998
                                 PAGE (5 OF 6)

                                         STATE OF                                                    OWNERSHIP
  NAME OF SUBSIDIARY                   ORGANIZATION                     OWNED BY                    PERCENTAGE
  ------------------                   ------------                     --------                    ----------
The Evansville ASC, LLC                     TN                   AmSurg Holdings, Inc.                   40%

The Sidney ASC, LLC                         TN                   AmSurg Holdings, Inc.                   51%

The Cleveland ASC, LLC                      TN                   AmSurg Holdings, Inc.                   51%

The Milwaukee ASC, LLC                      TN                   AmSurg Holdings, Inc.                   51%

The Pinnacle Eye Care                       TN                   AmSurg Holdings, Inc.                   51%
Network, LLC

The Alabama Eye Care                        TN                   AmSurg Holdings, Inc.                   51%
Network, LLC

The Columbia ASC, LLC                       TN                   AmSurg Holdings, Inc.                   51%

The Wichita Orthopaedic                     TN                   AmSurg Holdings, Inc.                   51%
ASC, LLC

The Minneapolis Endoscopy                   TN                   AmSurg Holdings, Inc.                   51%
ASC, LLC

The West Glen Endoscopy                     TN                   AmSurg Holdings, Inc.                   40%
Center, LLC

West Texas Eyecare Network,                 TN                   AmSurg Holdings, Inc.                   51%
LLC

Cleveland Eyecare Network,                  TN                   AmSurg Holdings, Inc.                   51%
LLC

The Willoughby ASC, LLC                     TN                   AmSurg Holdings, Inc.                   51%

The Chevy Chase ASC, LLC                    TN                   AmSurg Holdings, Inc.                   51%

The Oklahoma City ASC, LLC                  TN                   AmSurg Holdings, Inc.                   51%

The Mountain West                           TN                   AmSurg Holdings, Inc.                   51%
Gastroenterology ASC, LLC

The Cincinnati ASC, LLC                     TN                   AmSurg Holdings, Inc.                   51%

The Fayetteville ASC, LLC                   TN                   AmSurg Holdings, Inc.                   51%

                                SUBSIDIARY LIST
                               AS OF MAY 1, 1998
                                 PAGE (6 OF 6)

                                         STATE OF                                                    OWNERSHIP
  NAME OF SUBSIDIARY                   ORGANIZATION                     OWNED BY                    PERCENTAGE
  ------------------                   ------------                     --------                    ----------
The Independence ASC, LLC                   TN                   AmSurg Holdings, Inc.                   60%

AmSurg Northern Kentucky                    TN                   AmSurg Holdings, Inc.                  100%
GI, LLC

AmSurg Louisville GI, LLC                   TN                   AmSurg Holdings, Inc.                  100%

AmSurg Kentucky                             TN                   AmSurg Holdings, Inc.                  100%
Ophthalmology, LLC

The Union City ASC, LLC                     TN                   AmSurg Holdings, Inc.                   51%

AmSurg El Paso, Inc.                        TN                   AmSurg Corp.                           100%

The El Paso ASC, LLC                        TN                   AmSurg Holdings, Inc.                   51%

The Phoenix Ophthalmology                   TN                   AmSurg Holdings, Inc.                   51%
ASC, LLC

The Toledo Endoscopy ASC,                   TN                   AmSurg Holdings, Inc.                   51%
LLC

The Englewood ASC, LLC                      TN                   AmSurg Holdings, Inc.                   51%

The Sun City Ophthalmology ASC, LLC         TN                   AmSurg Holdings, Inc.                   51%

                          EXHIBIT G TO LOAN AGREEMENT

                  FORM OF OPINION LETTER OF BORROWER'S COUNSEL

                             May ____________, 1998


SunTrust Bank, Nashville, N.A., Agent
201 Fourth Avenue North
Nashville, TN 37219
Attention: Karen Ahern

Dear Ms. Ahern:

         We have acted as counsel to AmSurg Corp., a Tennessee corporation (the "Borrower"), in connection with the execution by the Borrower of that certain Third Amended and Restated Loan Agreement dated as of May ______, 1998 by and among Borrower, SunTrust Bank, Nashville, N.A., Agent (the "Agent"), and the Lenders, described therein (the "Loan Agreement"), the Revolving Credit Notes, and certain other loan documents executed in connection with the Loan Agreement (the Loan Agreement, the Revolving Credit Notes, and such other loan documents executed by the Borrower are collectively referred to herein as the "Transaction Documents").

         This Opinion Letter is delivered to, and for the benefit of, the Agent and the Lenders, pursuant to the requirements of the Loan Agreement. All terms used, but not defined herein shall have the meanings ascribed to them in the Loan Agreement or the Accord (see below).

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

         Solely as to matters of fact, but not as to the legal conclusions that are the subject of this opinion, we have relied upon representations made by Borrower in the Transaction Documents.

         The Law covered by the opinions expressed herein is limited to the federal Law of the United States and the Law of the State of Tennessee.

         Based on the foregoing, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

         1. Borrower is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Tennessee. Borrower has the corporate power and corporate authority under such laws to enter into and perform its obligations under the Transaction Documents.

         2. The Transaction Documents have been duly authorized by all necessary Corporate action on the part of Borrower and have been duly executed and delivered by the Borrower.

         3. The Transaction Documents are enforceable against the Borrower.

         Our opinion in paragraph 3 is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Transaction Documents may be unenforceable under or limited by applicable law; provided, however, that the inclusion of such waivers, procedures, remedies, and other provisions does not render the Transaction Documents invalid as a whole, and subject to the other qualifications and limitations set forth herein, there exist in the Transaction Documents or pursuant to applicable law, legally adequate remedies for the practical realization of the principal benefits reasonably intended to be provided by the Transaction Documents, subject to the consequences of any delay that may result from limitations imposed by applicable law.

         In making our examinations and in expressing our opinions, we have assumed that the Transaction Documents have been executed and delivered for adequate consideration.

         The General Qualifications apply to all of the opinions set forth above.

         We hereby confirm to you that there are no actions or proceedings against the Borrower, pending or threatened in writing, before any court, governmental agency or arbitrator that affect the enforceability of the Transaction Documents.

         This Opinion Letter may be relied upon by Agent and the Lenders only in connection with the Transaction Documents and may not be used or relied upon by any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                               Very truly yours,

                          EXHIBIT H TO LOAN AGREEMENT

                      FORM OF ACQUISITION APPROVAL LETTER



                                     [DATE]

To the Agent and Lenders under the
Loan Agreement referred to below

Ladies and Gentlemen:

         Reference is made to the Third Amended and Restated Loan Agreement, dated as of May ___, 1998 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among AmSurg Corp. (the "Borrower"), the lender parties thereto (the "Lenders"), and SunTrust Bank, Nashville, N.A., as the agent for the Lenders (the "Agent"). Unless otherwise defined herein, the terms defined in the Loan Agreement shall be used herein as therein defined.

         In connection with the proposed Acquisition, the Borrower hereby requests that the Agent and the Lenders approve the Acquisition pursuant to
Section 7.14(b) of the Loan Agreement. The Borrower hereby acknowledges that the Lenders' approval of the Acquisition is subject to satisfaction of all of the conditions precedent set forth in Section 7.14(b) of the Loan Agreement.

         The Borrower herewith submits the Acquisition Informational Package.

         The execution and delivery of this Acquisition Approval Letter by the Majority Lenders shall constitute approval of the Acquisition.

         This Acquisition Approval Letter may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same consent.

         This Acquisition Approval Letter shall become effective upon the receipt by the Agent of executed counterparts of this consent duly executed by the Borrower and by the Majority Lenders.

         The Borrower certifies to the Lender that immediately after completion of the Acquisition no Default or Event or Default shall exist, and all of the representations of the Borrower contained in Article IV are true and correct in all material respects.

                               Very truly yours,

                               AMSURG CORP.

                               By:
                                  --------------------------------------------

                               Name:
                                    ------------------------------------------

                               Title:
                                     -----------------------------------------

Approved as of

                           ,        ,       :
--------------------------- -------- -------

THE AGENT:

SunTrust Bank, Nashville, N.A.
as Agent

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------


LENDERS:

SunTrust Bank, Nashville, N.A.

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

NationsBank of Tennessee, N.A.

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
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

                          EXHIBIT I TO LOAN AGREEMENT

                       ACQUISITION INFORMATIONAL PACKAGE

         The Borrower shall deliver to the Agent (with enough copies for each of the Lenders) the following information in connection with any Acquisition:

         (1) the total consideration given in connection with any Acquisition in the following format:

                  (a)      Cash:  $_______________________________

                  (b)      Stock: $_______________________________

                  (c)      Personal Property: $___________________

                  (d)      Other Property: identify type and value

         (2) summary financial information relating to the interest or entity to be acquired, including percentage interest being acquired and operating forecasts,

         (3) (a) the Acquisition Pro Forma duly certified by the chief financial officer of the Borrower and (b) calculations of the chief financial officer of the Borrower demonstrating compliance on a pro-forma basis with the financial covenants contained in Section 7.11 and Section 7.14(a) and 7.14(b), as applicable, after such Acquisition is completed.

                          EXHIBIT J TO LOAN AGREEMENT

                             ACQUISITION PRO-FORMA

[Name of Entity to be Acquired]

                                                                       Annual Projections
                                                                       ------------------
Revenue                                                                    $
                                                                            -----------
Salaries and benefits                                                      $
                                                                            -----------
Other operating expenses                                                   $
                                                                            -----------
Depreciation and amortization                                              $
                                                                            -----------
Interest                                                                   $          -
                                                                            -----------
         Total Expenses                                                    $
                                                                            -----------
         Pretax income                                                     $
                                                                            -----------
GAAP adjustments:                                                          $          -
                                                                            -----------

Pretax Income after GAAP adjustments                                       $
                                                                            -----------

Center pro forma adjustments:

         Depreciation and amortization - old                               $
                                                                            -----------
         Depreciation and amortization - new                               $
                                                                            -----------
         Equipment lease expense                                           $
                                                                            -----------
         Interest expense                                                  $
                                                                            -----------
         Goodwill amortization difference - AmSurg only                    $
                                                                            -----------
         Minority interest                                                 $
                                                                            -----------
                  Total adjustments                                        $
                                                                            -----------
                  Pro forma center-level net income                        $
                                                                            -----------
Overhead pro forma adjustments:

         Accounting fees                                                   $
                                                                            -----------
         Salaries                                                          $
                                                                            -----------
         Investment income at ______%                                      $
                                                                            -----------
         Interest expense at ______%                                       $
                                                                            -----------
                  Total adjustments                                        $
                                                                            -----------
                  Pretax pro forma                                         $
                                                                            -----------
Pro forma income taxes                                                     $
                                                                            -----------
                  Pro forma net income                                     $
                                                                            ===========

Total Consideration

Cash                                $
                                     -------------
Borrowings                          $
                                     -------------
Stock                               $
                                     -------------
         Purchase Price             $
                                     -------------
A.R. net                            $
                                     -------------
Inventory                           $
                                     -------------
PP & E                              $
                                     -------------
                                                  %
                                            ------
                                    $
                                     -------------
Goodwill                            $
                                     -------------
         Purchase Price             $
                                     =============